UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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CARROLS RESTAURANT GROUP, INC.

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CARROLS RESTAURANT GROUP, INC.
968 James Street
Syracuse, NY 13203
________________________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held June 8, 2017
________________________________________________
To the Stockholders of
Carrols Restaurant Group, Inc.:
You are invited to attend the annual meeting of stockholders, which we refer to as the "meeting", of CARROLS RESTAURANT GROUP, INC., a Delaware corporation, which we refer to as “we”, “us”, “our, ” the “Company” and “Carrols Restaurant Group”, at the principal executive offices of the Company located at 968 James Street, Syracuse, New York 13203 on Thursday, June 8, 2017, at 9:00 A.M. (EDT), for the following purposes:

(1)	To elect two directors of the Company as Class II directors to serve for a term of three years and until a successor has been duly elected and qualified;

(2)	To approve an amendment to the Company's Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors;

(3)	To adopt, on an advisory basis, a resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”;

(4)	To select, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company's Named Executive Officers;

(5)	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2017 fiscal year; and

(6)	To consider and act upon such other matters as may properly come before the meeting.
Only stockholders of record at the close of business on April 13, 2017, which we refer to as the "record date", are entitled to receive notice of, and to vote at, the meeting, and at any adjournment or adjournments thereof. A list of our stockholders as of the close of business on April 13, 2017 will be available for inspection during business hours for ten days prior to the meeting at our principal executive offices located at 968 James Street, Syracuse, New York 13203.
If you are a stockholder of record, the inspector of election will have your name on a list and you will be able to gain entry to the meeting upon presentation of some form of government-issued photo identification such as a driver’s license, state-issued ID card or passport. If you are not a stockholder of record, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a form of photo identification referred to above. If you do not comply with the procedures outlined above, you will not be admitted to the meeting.
We are taking advantage of the Securities and Exchange Commission rule that allows us to deliver our proxy materials (which include the proxy statement included with this notice, our 2016 annual report and form of proxy card) to stockholders via the Internet. As a result, our stockholders will receive a mailing containing only a notice of the meeting instead of paper copies of our proxy materials.
Your vote is important. Whether or not you plan to attend the meeting, please review our proxy materials and request a proxy card to sign, date and return or submit your proxy by telephone or through the Internet. If you attend the meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card or voted by telephone or the Internet.

By order of the Board of Directors,

WILLIAM E. MYERS,
Vice President, General Counsel and Secretary
Syracuse, New York
, 2017
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2017

The Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders is available at www.proxyvote.com.

CARROLS RESTAURANT GROUP, INC.
968 James Street
Syracuse, NY 13203
____________________________________________
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
June 8, 2017
________________________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors, also referred to as the "board of directors" or the "board", of CARROLS RESTAURANT GROUP, INC., a Delaware corporation, to be used at the annual meeting of stockholders, which we refer to as the "meeting", of the Company which will be held at the principal executive offices of the Company located at 968 James Street, Syracuse, New York 13203 on Thursday, June 8, 2017, at 9:00 A.M. (EDT), and at any adjournment or adjournments thereof. Only stockholders of record at the close of business on April 13, 2017, which we refer to as the “record date”, will be entitled to vote at the meeting.
All references in this Proxy Statement to “Carrols Restaurant Group,” the “Company”, “we”, “us” and “our” refer to Carrols Restaurant Group, Inc.
Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, which we refer to as the “SEC”, we have elected to provide access to our proxy materials (which include this proxy statement, our 2016 annual report and form of proxy) via the Internet. A Notice of Internet Availability of Proxy Materials, which we refer to as the “notice" will be mailed to our stockholders of record and beneficial owners (stockholders who own their stock through a nominee such as a bank or broker). The document will instruct stockholders on how to access the proxy materials on a secure website referred to in the notice or how to request printed copies.
In addition, by following the instructions in the notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Your vote is important. Your shares can be voted at the meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. You may complete your proxy and authorize your vote by proxy over the Internet or by telephone. In addition, if you received paper copies of the proxy materials by mail, you can also complete your proxy and authorize your vote by mail by following the instructions on the proxy card. Completing your proxy and authorizing your vote by proxy over the Internet, by telephone or by written proxy card will ensure your representation at the meeting regardless of whether you attend in person.
We encourage you to complete your proxy and authorize your vote by proxy electronically by going to the website www.proxyvote.com and entering your 12-digit control number located on your proxy card to create an electronic voting instruction form or complete your proxy and authorize your vote by calling the toll-free number (for residents of the United States and Canada) listed on your notice and proxy card. Please have your notice or proxy card in hand when going online or calling. If you complete your proxy and authorize your vote by proxy electronically over the Internet, you do not need to return your proxy card. If you choose to complete your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.
If you hold your shares beneficially in street name through a nominee (such as a bank or broker), you may be able to complete your proxy and authorize your vote by proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

You may revoke your proxy at any time before it is voted at the meeting by:

•	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);

•	voting by ballot at the meeting; or

•	sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at the address listed above.
Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by our board of directors will be voted in accordance with the directions given in the proxies, but if no direction is given, such shares will be voted (i) FOR the election of the two named director nominees as Class II directors, (ii) FOR the approval of an amendment to the Company's Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors, (iii) FOR, on an advisory basis, the approval of the non-binding resolution on the compensation of the Company's Named Executive Officers as described in the Company's proxy statement under “Executive Compensation”, (iv) FOR, on an advisory basis, the frequency of a future stockholder vote on the compensation of the Company's Named Executive Officers of every year, and (v) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2017 fiscal year.
Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the board of directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. The affirmative vote of (i) a plurality of the shares present at the meeting and entitled to vote on the subject matter is required to elect the director nominees to the board of directors, (ii) sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of our common stock, par value $0.01 per share, which we refer to as our "common stock", together with our Series A Convertible Preferred Stock (voting on an as-converted basis), which we refer to as our "Series A Preferred Stock," voting together as a single class, is required to approve the amendment to the Company's Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors, (iii) a majority of the shares present at the meeting and entitled to vote on the subject matter is required to approve, on an advisory basis, the non-binding resolution on the compensation of the Company's Named Executive Officers as described in the Company's proxy statement under “Executive Compensation”, (iv) a majority of the shares present at the meeting and entitled to vote on the subject matter is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2017 fiscal year, and (v) a majority of the shares present at the meeting and entitled to vote on the subject matter is required to approve any other business which may properly come before the meeting. The frequency receiving the highest number of votes from holders of shares present at the meeting and entitled to vote on the subject matter will be the non-binding selection of the stockholders of the advisory vote on the frequency of an advisory stockholder vote on the compensation of the Company’s Named Executive Officers. Abstentions and broker “non-votes” are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will count as a vote against the proposals, other than for the election of directors and the vote, on an advisory basis, of the frequency of an advisory stockholder vote on the compensation of the Company’s Named Executive Officers. Abstentions will not have an effect on the election of directors because directors are elected by a plurality of the votes cast. Abstentions will not have an effect on the vote, on an advisory basis, of the frequency of an advisory stockholder vote of the compensation of the Company’s Named Executive Officers because the highest number of votes from holders of shares present at the meeting and entitled to vote on the subject matter will be the non-binding selection of the stockholders. Broker “non-votes” are not counted in the tabulations of the votes cast or present at the meeting and entitled to vote on any of the proposals and therefore will have no effect on the outcome of the proposals.
If your shares are held in "street name", you have the right to direct your broker, bank or nominee how to vote. If you do not provide voting instructions, under the New York Stock Exchange rules, your broker, bank or nominee may only vote shares on discretionary matters. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Proposal 5 is considered a discretionary item and may be voted in the absence of instructions. Proposals 1, 2, 3, 4 and 6 are non-discretionary items, and your broker, bank or nominee may not vote your shares on these items in the absence of voting instructions.
Our principal executive offices are located at 968 James Street, Syracuse, New York 13203. The approximate date on which the Notice was first sent or given to stockholders was on or about , 2017.
 On May 30, 2012, we and Carrols LLC, our indirect wholly-owned subsidiary, which we refer to as "Carrols LLC", purchased 278 of Burger King Corporation's ("BKC") company-owned restaurants, which we refer to as the "2012 acquired restaurants", located in Ohio, Indiana, Kentucky, Pennsylvania, North Carolina, South Carolina and Virginia, which we refer to as the "2012 acquisition". As part of the consideration paid to BKC in the 2012 acquisition, on May 30, 2012, we issued 100 shares of our Series A Preferred Stock to BKC.

VOTING SECURITIES
Our outstanding Series A Preferred Stock votes with our common stock on an as-converted basis on all matters properly brought before the meeting. We had outstanding 36,202,380 shares of our common stock, par value $.01 per share and 100 shares of Series A Preferred Stock, par value $0.01 per share, at the close of business on April 7, 2017. Each share of common stock is entitled to one vote on each matter as may properly be brought before the meeting. As of the record date, all 100 outstanding shares of Series A Preferred Stock are owned by BKC.
As of the record date, each share of Series A Preferred Stock is convertible into 94,145.8 fully paid and nonassessable shares of common stock (or an aggregate of 9,414,580 shares of our common stock). The Series A Preferred Stock votes with our common stock on an as-converted basis. As the owner of all of our outstanding shares of Series A Preferred Stock, BKC will be entitled to vote a total of 9,414,580 shares of common stock issuable upon the conversion of the Series A Preferred Stock on all matters properly brought before the meeting. All of such shares of common stock issuable upon conversion of the Series A Preferred Stock are included in the determination of the number of shares present at the meeting for quorum purposes. Only stockholders of record at the close of business on April 13, 2017 will be entitled to vote.

PROPOSAL 1—ELECTION OF DIRECTORS
Our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible, each serving staggered three-year terms, except for our two Class A directors as described below. The terms of office of our Class I, Class II and Class III directors are:

•	Class I director, whose term will expire at the Annual Meeting of Stockholders to be held in 2019 and when his successor is duly elected and qualified;

•	Class II directors, whose term will expire at the meeting and when their successors are duly elected and qualified; and

•	Class III directors, whose term will expire at the Annual Meeting of Stockholders to be held in 2018 and when their successors are duly elected and qualified.
Our Class I director is Daniel T. Accordino; our Class II directors are Joel M. Handel and Hannah S. Craven; and our Class III directors are David S. Harris and Manuel A. Garcia III. Additionally, in connection with the issuance of Series A Preferred Stock to BKC, since January 2015, José E. Cil, Executive Vice President and President, Burger King, of Restaurant Brands International Inc., the indirect parent company of BKC, has served as one of our two Class A directors and since October 2013, Alexandre Macedo, BKC's President of North America, has served as the second of our two Class A directors. As further described under "Certain Relationships and Related Transactions—Series A Convertible Preferred Stock", the terms of the Series A Preferred Stock issued to BKC in connection with the 2012 acquisition provide that BKC is entitled to elect two Class A directors subject to certain conditions. Each Class A director, in his capacity as a member of our board of directors, is afforded the same rights and privileges as the other members of our board of directors, including, without limitation, rights to indemnification, insurance, notice, information and the reimbursement of expenses.
Our board of directors is subject to a Mandatory Retirement Policy which provides that (i) effective February 16, 2017, any person (including any currently serving members of the board) shall not be eligible for election as a director of the board who: (A) is 75 years of age, which we refer to as the “Mandatory Retirement Age”, or older, or (B) would reach the Mandatory Retirement Age within one (1) year after the date on which he or she would stand for election to the board, and (ii) from and after the meeting, no person shall continue to serve as director of the board following the end of the calendar year that such person attains the Mandatory Retirement Age.
Two directors will be elected at the meeting as Class II directors of the Company for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2020 and until their successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of common stock present (including the shares of Series A Preferred Stock on an as-converted basis) in person or by proxy at the meeting. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. Mr. Handel has reached Mandatory Retirement Age under our Mandatory Retirement Policy and therefore is not eligible to stand for re-election to our board of directors. In connection with Mr. Handel reaching the Mandatory Retirement Age under our Mandatory Retirement Policy, the Compensation Committee approved the vesting of 8,704 shares of restricted common stock awarded to Mr. Handel previously under our 2006 Stock Incentive Plan as amended. At this time, our board of directors knows of no reason why the nominees would be unable to serve. There are no arrangements or understandings between any nominee and any other person pursuant to which such person was selected as a nominee.
Our Corporate Governance and Nominating Committee has reviewed the qualifications of the nominees for director and has recommended the nominees for election to the board of directors.
Director Nominees' Principal Occupation, Business Experience, Qualifications and Directorships

Name of Nominee	Principal Occupation	Age	Year Became a Director
Hannah S. Craven	Partner, Stone-Goff Partners LLC	51	2015
Lawrence E. Hyatt	Former Senior Vice President and Chief Financial Officer of Cracker Barrel Old Country Store, Inc.	62	N/A
Hannah S. Craven was appointed to the board of directors on March 27, 2015. Ms. Craven is a co-founder and partner of Stone-Goff Partners LLC ("Stone-Goff"), a private equity firm that focuses on investments in the consumer, business services, media, education, information, and retail/e-commerce industries. Prior to founding Stone-Goff and its predecessor fund in 2006, Ms. Craven was a Managing Director and General Partner of Sandler Capital Management from 1993 until 2006, a private equity firm specializing in investments in the media, communications, and information services industries, where she served as a key investment professional in five sequential private equity partnerships, was a general partner of its long/short hedge fund, and served on the Investment Advisory Board of a high yield CBO. Ms. Craven has over 20 years of experience investing in private equity transactions. Ms. Craven serves on several boards of directors of private portfolio companies of Stone-Goff.
Ms. Craven brings significant experience with the strategic, financial and operational issues of consumer and services companies in connection with her service on the boards of a number of her current and prior firms' past and current portfolio companies.
Lawrence E. Hyatt  has served as a director of Citi Trends Inc., a publicly traded retail apparel company, since 2006, and is Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee for Citi Trends Inc.  Mr. Hyatt served as the Senior Vice President and Chief Financial Officer of Cracker Barrel Old Country Store, Inc., a publicly traded restaurant and retail company, from January 2011 until July 1, 2016. From 2004 through 2010, Mr. Hyatt served as the Chief Financial Officer, Secretary and Treasurer of O’Charley’s Inc., a private multi-concept restaurant company.  Mr. Hyatt also served as Interim Chief Executive Officer of O’Charley’s Inc. from February 2009 through June 2009.  Mr. Hyatt served as the Executive Vice President and Chief Financial Officer of Cole National Corporation, a specialty retailer, from 2002 to 2004, as Chief Financial and Restructuring Officer of PSINet Inc., an internet service provider, from 2000 to 2002, as Chief Financial Officer of HMS Host Corporation, a subsidiary of Autogrill S.P.A., from 1999 to 2000, and as Chief Financial Officer of Sodexho Marriott Services, Inc. and its predecessor company from 1989 to 1999.
Mr. Hyatt brings significant experience with the strategic, financial and operational issues of restaurant companies and food service companies in connection with his service on the boards of a number of public and private retail consumer companies.

The board of directors unanimously recommends a vote FOR the election of the named Class II nominees to our board of directors, Hannah S. Craven and Lawrence E. Hyatt. Proxies received in response to this solicitation will be voted FOR the election of the named Class II nominees to our board of directors unless otherwise specified in the proxy.
Principal Occupation, Business Experience, Qualifications and Directorships of Other Members of the Board of Directors
The following table sets forth information with respect to each of the other members of the board of directors whose term extends beyond the meeting, other than Mr. Handel who has reached the Mandatory Retirement Age under our Mandatory Retirement Policy and therefore is not eligible to stand for re-election to our board of directors, including the Class of such director and the year in which each such director’s term would expire.

Name	Age	Year Became a Director	Year Term Expires and Class
Daniel T. Accordino	66	1993	2019 Class I
Manuel A. Garcia III	73	2013	2018 Class III
David S. Harris	57	2012	2018 Class III
José E. Cil	47	2015	2017 Class A
Alexandre Macedo	39	2013	2017 Class A
Joel M. Handel	81	2006	2017 Class II
Daniel T. Accordino has been Chief Executive Officer of Carrols Restaurant Group since January 1, 2012 and Chairman of the board of directors since January 1, 2015. Mr. Accordino has been President and a director of Carrols Restaurant Group since February 1993 and was Chief Operating Officer of Carrols Restaurant Group from February 1993 to December 2011. Before that, Mr. Accordino served as Executive Vice President - Operations from December 1986 and as Senior Vice President of Carrols Corporation, our wholly owned subsidiary, which we refer to as "Carrols", from April

1984. From 1979 to April 1984, he was Vice President of Carrols responsible for restaurant operations, having previously served as Assistant Director of Restaurant Operations. Mr. Accordino has been an employee of ours since 1972.
Mr. Accordino’s experience as our Chairman of the board of directors since January 1, 2015, Chief Executive Officer since January 1, 2012, as a director and President since 1993, past experience as our Chief Operating Officer from 1993 to 2011 and as an employee of the Company in various capacities since 1972 gives him outstanding skills and insight into our challenges as well as extensive knowledge of the restaurant industry. Mr. Accordino brings to the board significant leadership, management, operational, financial and brand management experience.
Manuel A. Garcia III has served as a director since November 15, 2013. Mr. Garcia has served as Chairman of the Board of Directors of Chef Creations, Inc. a privately owned supplier and manufacturer of ready-to-eat custom food products since 1998 and has served as a director since 1998. Mr. Garcia has served as President and Chief Executive Officer of Atlantic Coast Management, Inc., a privately owned operator of various restaurants in the Orlando, Florida area, since 1996. Mr. Garcia previously served on the Board of Directors of BKC from 2003 until October 2010. From 1969 until 2000 Mr. Garcia operated Burger King® restaurants as a franchisee eventually owning and operating a total of 67 Burger King® restaurants.
Mr. Garcia brings significant experience with the strategic, financial and operational issues of restaurant companies and Burger King® restaurant operations in connection with his service on the Board of BKC, his ownership and operation of Burger King® restaurants, and his service on boards of a number of public and private restaurant companies.
David S. Harris has served as a director since May 7, 2012. He has served as President of Grant Capital, Inc., a private investment company, since January 2002. From May 2001 until December 2001, Mr. Harris served as a Managing Director in the investment banking division of ABN Amro Securities LLC. From September 1997 until May 2001, Mr. Harris served as a Managing Director and Sector Head of the Retail, Consumer and Leisure Group of ING Barings LLC, a financial institution. From 1986 to 1997, Mr. Harris served in various capacities as a member of the investment banking group of Furman Selz LLC. Mr. Harris is a director of REX American Resources Corporation, a leading producer and marketer of Ethanol and related products and, until December 2015, was a director of Steiner Leisure Limited, a worldwide provider in the fields of beauty, wellness and education. Mr. Harris serves on the Audit Committee, Compensation Committee and Nomination/Corporate Governance Committee of REX American Resources Corporation and is the Chairman of the Audit Committee of REX American Resources Corporation.
Mr. Harris brings significant experience with the strategic, financial and operational issues of retail companies in connection with his service on the boards of a number of public and private companies.
José E. Cil has served as a Class A director since January 28, 2015. Mr. Cil was appointed Executive Vice President and President, Burger King, of Restaurant Brands International, Inc., the indirect parent company of BKC effective December 15, 2014. Mr. Cil served as Executive Vice President and President of Europe, the Middle East and Africa for Burger King Worldwide Inc. and its predecessor from November 2010 until December 2014. Mr. Cil also served as Vice President and Regional General Manager for Wal-Mart Stores, Inc. in Florida from February 2010 to November 2010. From September 2008 to January 2010, Mr. Cil served as Vice President of Company Operations of BKC and from September 2005 to September 2008, he served as Division Vice President, Mediterranean and NW Europe Divisions, EMEA of a subsidiary of Burger King Corporation.
Mr. Cil brings significant experience with the strategic, financial and operational issues of restaurant companies in connection with his employment as an executive officer of Restaurant Brands International Inc.
Alexandre Macedo has served as a Class A director since October 25, 2013. Mr. Macedo was appointed President of North America of Burger King Worldwide, Inc. in April 2013. Mr. Macedo joined BKC in 2011 as Senior Vice President Marketing, North America, and later was General Manager of the North America Franchise Business. Prior to joining BKC, Mr. Macedo was a founder and partner of True Marketing, a Brazilian based marketing consulting firm from 2008 to 2011. Prior to this, he was head of the Brahma Beer business unit at AmBev from 2003 through 2007. Mr. Macedo received an MBA from Insead in 2003 and BS from NYU Stern School of Business in 1998.
Mr. Macedo brings significant experience with the strategic, financial and operational issues of restaurant companies in connection with his employment as an executive officer of BKC.
Joel M. Handel has served as a director since 2006. Since October 2013, Mr. Handel has been a partner in the law firm Schnader Harrison Segal and Lewis, LLP. From November 2008 until joining Schnader Harrison Segal & Lewis,

LLP, Mr. Handel was a partner in the law firm Seyfarth Shaw LLP. From 2001 until joining Seyfarth Shaw, Mr. Handel was a partner in the law firm of Brown Raysman Millstein Felder & Steiner LLP which merged with and became a part of Thelen Reid Brown Raysman & Steiner on December 1, 2006. From 1976 to 2001 he was managing partner of the law firm of Baer Marks & Upham LLP.

Mr. Handel has over 30 years' experience as a partner in several major law firms and has a formal background and training in accounting and tax law. He has represented numerous public corporations and has been involved with numerous mergers and acquisitions and other corporate transactions and has significant expertise related to the business, financial, and legal issues facing public companies.
Information Regarding Executive Officers

Name	Age	Position
Daniel T. Accordino	66	Chairman of the Board of Directors, Chief Executive Officer and President
Paul R. Flanders	60	Vice President, Chief Financial Officer and Treasurer
Timothy J. LaLonde	60	Vice President, Controller
Richard G. Cross	54	Vice President, Real Estate
William E. Myers	61	Vice President, General Counsel and Secretary
Gerald J. DiGenova	60	Vice President, Human Resources
For biographical information regarding Daniel T. Accordino, please see page 5 of this Proxy Statement.
Paul R. Flanders has been Vice President, Chief Financial Officer and Treasurer since April 1997. From May 7, 2012 until July 16, 2012, Mr. Flanders also served as the Interim Chief Financial Officer of Fiesta Restaurant Group. Before joining us, he was Vice President-Corporate Controller of Fay’s Incorporated, a retail chain, from 1989 to 1997, and Vice President-Corporate Controller for Computer Consoles, Inc., a computer systems manufacturer, from 1982 to 1989. Mr. Flanders was also associated with the accounting firm of Touche Ross & Co. from 1977 to 1982.
Timothy J. LaLonde has been Vice President, Controller since July 1997. Before joining us, he was a controller at Fay’s Incorporated, a retailing chain, from 1992 to 1997. Prior to that, he was a Senior Audit Manager with the accounting firm of Deloitte & Touche LLP, where he was employed since 1978.
Richard G. Cross has been Vice President, Real Estate since July 2001.  Mr. Cross was Director of Real Estate from 1994 until July 2001. Mr. Cross served as a Real Estate Manager from 1993 until 1994 and as a Real Estate Representative from 1987 until 1993. Mr. Cross joined us in May 1984 and held various positions in the Purchasing Department until 1987.
William E. Myers has been General Counsel and Secretary since May 7, 2012. He was appointed Vice President in July 2001. Mr. Myers served as Associate General Counsel from March 2001 through May 7, 2012. Before joining us, Mr. Myers was engaged in private practice beginning in 1982.
Gerald J. DiGenova has been Vice President, Human Resources since July 2001. Mr. DiGenova was Director of Human Resources from January 1996 until June 2001. Mr. DiGenova served as Director of Safety and Risk Management from 1992 until December 1995 and Personnel Manager from January 1985 until January 1992. Mr. DiGenova has been an employee of ours since 1973, when he began as an hourly restaurant team member.
Information Regarding the Board of Directors and Committees
Family Relationships
There are no family relationships between any of our executive officers or directors.
Independence of Directors
During the fiscal year ended January 1, 2017, our board of directors met or acted by unanimous consent on fourteen occasions. During the fiscal year ended January 1, 2017, each of the directors attended at least 75% of the aggregate number of meetings of the board of directors and of any committees of the board of directors on which they served. We do not have a policy on attendance by directors at our annual meeting of stockholders. One director serving at such time attended our 2016 annual meeting of stockholders.
As required by the listing standards of NASDAQ, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”
Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and us, our executive officers and our independent registered public accounting firm, the board of directors has affirmatively determined that a majority of our board of directors is comprised of independent directors. Our independent directors pursuant to NASDAQ listing standards are Messrs. Handel, Harris and Garcia and Ms. Craven.
Committees of the Board
The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Finance Committee. Our board of directors may also establish from time to time any other committees that it deems necessary or advisable.
Audit Committee
Our Audit Committee consists of Messrs. Harris and Handel and Ms. Craven, with Mr. Harris serving as the Chairman of the Audit Committee. All three members of the Audit Committee satisfy the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, and Rule 5605 of the NASDAQ listing standards. Each member of our Audit Committee is financially literate. In addition, Mr. Harris serves as our Audit Committee “financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act of 1933, as amended, which we refer to as the “Securities Act” , and has the financial sophistication required under the NASDAQ listing standards. Our Audit Committee, among other things:

•	reviews our annual and interim financial statements and reports to be filed with the SEC;

•	monitors our financial reporting process and internal control system;

•	appoints and replaces our independent outside auditors from time to time, determines their compensation and other terms of engagement and oversees their work;

•	oversees the performance of our internal audit function;

•	conducts a review of all related party transactions for potential conflicts of interest and approves all such related party transactions;

•
establishes procedures and monitors the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	oversees our compliance with legal, ethical and regulatory matters.
The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are approved in advance by our Audit Committee. During the fiscal year ended January 1, 2017, the Audit Committee met or acted by unanimous consent on seven occasions. The Audit Committee has adopted a formal written Audit Committee charter that complies with the requirements of the Exchange Act and the NASDAQ listing standards. A copy of the Audit Committee charter is available on the investor relations section of our website at www.carrols.com.

Audit Committee Report
The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. The independent registered public accounting firm audits the Company’s financial statements and expresses an opinion on the financial statements based on their audit. The independent registered public accounting firm also performs an annual audit of the Company’s system of internal control over financial reporting and expresses an opinion on these internal controls based on their audit. The Audit Committee oversees on behalf of the board (i) the accounting, financial reporting and internal control processes of the Company and (ii) the audits of the financial statements and internal controls of the Company. The Audit Committee operates under a written charter adopted by the board.
The Company has an Internal Audit Department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussions of audit project results, as well as quarterly assessments of internal controls.
The Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended January 1, 2017 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed pursuant to Auditing Standard No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board (“PCAOB”), and PCAOB's Auditing Standard No. 2201, “An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements.” The Audit Committee also discussed with Deloitte the firm’s independence from the Company and management, including the independent auditors’ written disclosures required by Ethics & Independence Rule No. 3526, Communication with Audit Committees Concerning Independence, adopted by the PCAOB.
The Audit Committee also discussed with Deloitte the overall scope and plans for the audit. The Audit Committee met with Deloitte both with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Management has completed its annual documentation, testing, and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee met periodically, both independently and with management, to review and discuss the Company’s progress in complying with Section 404, including PCAOB Auditing Standard No. 5 regarding the audit of the system of internal control over financial reporting. The Audit Committee also met periodically with Deloitte to discuss our internal controls and the status of the Company’s Section 404 compliance efforts. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal controls.
Based on the foregoing, we have recommended to the board of directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended January 1, 2017, for filing with the Securities and Exchange Commission.

Audit Committee
David S. Harris, Chairman
Hannah S. Craven
Joel M. Handel

Compensation Committee
Our Compensation Committee consists of Messrs. Garcia and Harris and Ms. Craven, with Mr. Garcia serving as the Chairman of the Compensation Committee. All three members of our Compensation Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. The purpose of our Compensation Committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our Compensation Committee, among other things:

•	provides oversight on the development and implementation of the compensation policies, strategies, plans and programs for our outside directors and disclosure relating to these matters; and

•	reviews and approves the compensation of our Chief Executive Officer and the other executive officers of us and our subsidiaries.
The processes and procedures that the Compensation Committee uses to determine executive officer compensation and outside directors’ compensation are described in the Compensation Discussion and Analysis included in this Proxy Statement.
In March 2016, the Compensation Committee engaged the services of Pearl Meyer, an outside independent compensation consultant, to assist it with a review of the compensation for executive officers and directors of the Company. The nature and scope of Pearl Meyer's assignment and the material elements of the instructions or directions given to Pearl Meyer with respect to the performance of their duties under the engagement are described in the Compensation Discussion and Analysis included in this Proxy Statement. We believe that the use of an independent compensation consultant provides additional assurance that our compensation programs are reasonable and consistent with our goals and objectives. The Compensation Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Compensation Committee.
The Compensation Committee has adopted a formal, written Compensation Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended January 1, 2017, the Compensation Committee met or acted by unanimous consent on six occasions. A copy of the Compensation Committee charter is available on the investor relations section of our website at www.carrols.com.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating Committee consists of Messrs. Handel and Harris, and effective February 16, 2017, Ms. Craven, with Mr. Handel serving as the Chairman of the Corporate Governance and Nominating Committee. All of the members of our Corporate Governance and Nominating Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. Our Corporate Governance and Nominating Committee, among other things:

•
establishes criteria for board and committee membership and recommends to our board of directors proposed nominees for election to the board of directors and for membership on committees of the board of directors;

•	makes recommendations regarding proposals submitted by our stockholders; and

•	makes recommendations to our board of directors regarding corporate governance matters and practices.
The Corporate Governance and Nominating Committee has adopted a formal written Corporate Governance and Nominating Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended January 1, 2017, the Corporate Governance and Nominating Committee met or acted by unanimous written consent on one occasion. A copy of the Corporate Governance and Nominating Committee charter is available on the investor relations section of our website at www.carrols.com.
Finance Committee
Our Finance Committee consists of Messrs. Handel and Harris. Paul Flanders, our Vice President, Chief Financial Officer and Treasurer, serves as a non-board advisor of the Finance Committee. Our Finance Committee, among other things:

•
reviews and provides guidance to our board of directors and management about policies relating to the Company’s working capital; stockholder dividends and distributions; share repurchases; significant investments; capital and debt issuances; material financial strategies and strategic investments; and other transactions or financial issues that management desires to have reviewed by the Finance Committee; and

•	obtains or performs an annual evaluation of the Committee’s performance and makes applicable recommendations to the board of directors.
Nominations For The Board Of Directors
The Corporate Governance and Nominating Committee of the board of directors considers director candidates based upon a number of qualifications. The qualifications for consideration as a director nominee vary according to the particular area of expertise being sought as a complement to the existing composition of the board. At a minimum, however, the Corporate Governance and Nominating Committee seeks candidates for director who possess:

•	the highest personal and professional ethics, integrity and values;

•	the ability to exercise sound judgment;

•	the ability to make independent analytical inquiries;

•	willingness and ability to devote adequate time, energy and resources to diligently perform board and board committee duties and responsibilities; and

•	a commitment to representing the long-term interests of the stockholders.
In addition to such minimum qualifications, the Corporate Governance and Nominating Committee takes into account the following factors when considering a potential director candidate:

•	whether the individual possesses specific industry expertise and familiarity with general issues affecting our business; and

•	whether the person would qualify as an “independent” director under SEC and NASDAQ rules.
The Corporate Governance and Nominating Committee has not adopted a specific diversity policy with respect to identifying nominees for director. However, the Corporate Governance and Nominating Committee takes into account the importance of diversified board membership in terms of the individuals involved and their various experiences and areas of expertise.
The Corporate Governance and Nominating Committee shall make every effort to ensure that the board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by NASDAQ and/or the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable. In addition, prior to nominating an existing director for re-election to the board, the Corporate Governance and Nominating Committee will consider and review such existing director’s board and committee attendance and performance, independence, experience, skills and the contributions that the existing director brings to the board.
The Corporate Governance and Nominating Committee has in the past relied upon third party search firms to identify director candidates, and may employ such firms in the future if so desired. The Corporate Governance and Nominating Committee generally relies upon, receives and reviews recommendations from a wide variety of contacts, including current executive officers, directors, community leaders, and stockholders as a source for potential director candidates. The board retains complete independence in making nominations for election to the board. With respect to the nomination of Lawrence E. Hyatt as a Class II director on our board, the Corporate Governance and Nominating Committee received and reviewed a number of referrals of candidates from various sources. Upon discussion and review of multiple candidates, the Corporate Governance and Nominating Committee recommended to our board of directors and our board of directors selected Lawrence E. Hyatt as a nominee to stand for election at the meeting to be a Class II director on our board of directors.
The Corporate Governance and Nominating Committee will consider qualified director candidates recommended by stockholders in compliance with our procedures and subject to applicable inquiries. The Corporate Governance and Nominating Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Pursuant to our amended and restated bylaws, as amended, any stockholder may recommend nominees for director not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders, by writing to William E. Myers, Vice President, General Counsel and Secretary, Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203, giving the name, Company stockholdings and contact information of the person making the nomination, the candidate’s name, address and other contact information, any direct or indirect holdings of our securities by the nominee, any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements, information regarding related party transactions with us, the nominee and/or the stockholder submitting the nomination, and any actual or potential conflicts of interest, the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and/or stock exchange requirements. All of these communications will be reviewed by our Secretary and forwarded to the Chairman of the Corporate Governance and Nominating Committee, for further review and consideration in accordance with this policy. Any such stockholder recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.
Board Leadership Structure and Role in Risk Oversight
Board Leadership
Mr. Accordino currently serves as Chairman of our board of directors and Chief Executive Officer and President. The board of directors has determined that having the roles of Chairman of the board of directors and Chief Executive Officer in the same individual is the appropriate leadership structure for the Company and in the best interest of our stockholders at this time. This structure promotes the execution of the strategic responsibilities of the board of directors and management because the Chief Executive Officer is the director most familiar with identifying strategic priorities and leading the discussion and execution of our strategy. Our board of directors reserves the right to determine from time to time how to configure the leadership of the board of directors and the Company in the way that best serves us and our stockholders. The board of directors believes that each of the possible leadership structures for a board has its particular pros and cons, which must be considered in the context of the specific circumstances, culture and challenges facing a company, and that such consideration falls squarely on the shoulders of a company’s board and necessitates a diversity of views and experiences. Our board of directors does not have a lead independent director.
The board recognizes that depending on the circumstances, other leadership models, such as a separate Chairman of the Board, might be appropriate. Accordingly, the board regularly reviews and reassesses its leadership structure.
Risk Oversight
Our board of directors believes that oversight of risk management is the responsibility of the full board, with support from its committees and senior management. The board of directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risks. We believe that the current leadership structure enhances the board of directors' ability to fulfill this oversight responsibility.
Some risks, particularly those relating to potential operating liabilities, the protection against physical loss or damage to our facilities, and the possibility of business interruption resulting from a large loss event, are contained and managed by legal contracts of insurance. Our insurance contracts are reviewed, managed and procured by our Risk Management and Legal departments along with our Chief Financial Officer to optimize their completeness and efficacy, and our Vice President of Human Resources (who is responsible for Risk Management) advises the board on matters relating to insurance as appropriate. Periodic presentations are made to the board to identify and discuss risks and the mitigation of risk and the board members, particularly the Audit Committee, assesses and oversees business risks as a component of their review of the business and financial activities of the Company.

Code of Ethics
We have adopted written codes of ethics applicable to our directors, officers and employees in accordance with the rules of the SEC and the NASDAQ listing standards. We make our codes of ethics available free of charge on the investor relations section of our website at www.carrols.com. We will disclose on our website amendments to or waivers from our codes of ethics in accordance with all applicable laws and regulations.
Section 16(a) Beneficial Ownership Reporting Compliance
Based upon a review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act, and on representations from our executive officers and directors and persons who beneficially own more than 10% of our common stock, all filing requirements of Section 16(a) of the Exchange Act were complied with in a timely manner during the fiscal year ended January 1, 2017.

Stockholder Communications With The Board Of Directors
Any stockholder or other interested party who desires to communicate with our Chairman of the board of directors or any of the other members of the board of directors may do so by writing to: Board of Directors, c/o Daniel Accordino, Chairman of the board of directors, Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203. Communications may be addressed to the Chairman of the Board, an individual director, a board committee, the non-management directors or the full board. Communications will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes “spam,” pornographic material and/or communications offering to buy or sell products or services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table provides information regarding beneficial ownership of our common stock as of April 7, 2017 and to reflect the conversion of Series A Preferred Stock into shares of our common stock by:

•	each person known by us to beneficially own more than 5% of all outstanding shares of our common stock;

•	each of our directors, nominees for director and Named Executive Officers (as defined in “Executive Compensation—Compensation Discussion and Analysis” herein) individually; and

•	all of our directors and executive officers as a group.
There were 36,202,380 shares of our common stock outstanding on April 7, 2017 (without giving effect to the conversion of Series A Preferred Stock).
Except as otherwise indicated, to our knowledge, all persons listed below have sole voting power and investment power and record and beneficial ownership of their shares, except to the extent that authority is shared by spouses under applicable law.
The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, (i) shares of common stock subject to options held by that person (and/or pursuant to proxies held by that person) that were exercisable on April 7, 2017 or became exercisable within 60 days following that date are considered outstanding, including those options to officers and directors authorized by board resolution, but not yet issued and (ii) shares of common stock issuable upon conversion of Series A Preferred Stock held by that person that were convertible on April 7, 2017 or convertible within 60 days following that date are considered outstanding. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person, nor is there any obligation to exercise any of the options or convert the Series A Preferred Stock. Except as otherwise indicated, the address for each beneficial owner is c/o Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Class Giving Effect to the Conversion of Series A Preferred Stock (1)
Burger King Corporation (2)	9,414,580	—	20.6%
First Manhattan Co. (3)	3,015,322	8.3%	6.6%
BlackRock, Inc. (4)	2,879,053	8.0%	6.3%
Cove Street Capital, LLC (5)	2,309,739	6.4%	5.1%
Daniel T. Accordino	1,149,640	3.2%	2.5%
Paul R. Flanders	304,005	*	*
Richard G. Cross	139,702	*	*
Timothy J. LaLonde	93,736	*	*
William E. Myers	83,449	*	*
David S. Harris	46,018	*	*
Joel M. Handel	43,108	*	*
Manuel A. Garcia III	30,500	*	*
Hannah Craven	22,994	*	*
José E. Cil (6)	—	—	—
Alexandre Macedo (6)	—	—	—
Lawrence E. Hyatt (7)	—	—	—
All directors and executive officers as a group	2,044,680	5.6%	4.5%
 _________

*	Less than 1.0%.

(1)
Percentages calculated based on the addition of 9,414,580 shares of common stock, which represents the shares of common stock issuable upon the conversion of shares of Series A Preferred Stock, to the outstanding common stock as of April 7, 2017.

(2)
Information was obtained from a Schedule 13D filed on June 8, 2012 with the SEC. BKC beneficially owns 9,414,580 shares of common stock issuable upon the conversion of shares of Series A Preferred Stock. The shares held by BKC may be deemed to be beneficially owned by Restaurant Brands International Limited Partnership as a result of its indirect ownership of 100% of the outstanding common stock of BKC. The address for BKC is 5505 Blue Lagoon Drive, Miami, Florida 33126. The address for Restaurant Brands International Limited Partnership is 874 Sinclair Road, Oakville, ON L6K2Y1, Canada.

(3)
Information was obtained from a Schedule 13G/A (Amendment No. 6) filed on February 10, 2017 with the SEC. The address for First Manhattan Co. is 399 Park Avenue, New York, New York 10022. First Manhattan Co. has sole voting and sole dispositive power over 531,800 shares, shared voting power over 2,356,923 shares and shared dispositive power over 2,483,522 shares.

(4)
Information was obtained from a Schedule 13G filed on January 30, 2017 with the SEC. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power over 2,757,371 shares, sole dispositive power over 2,879,053 shares and shared voting and shared dispositive power over 0 shares.

(5)
Information was obtained from a Schedule 13G/A (Amendment No. 5) filed on February 14, 2017 with the SEC. The address for Cove Street Capital, LLC is 2101 East El Segundo Boulevard, Suite 302, El Segundo, California 90245. Cove Street Capital has sole voting and sole dispositive power over 2,038,945 shares, and shared voting and shared dispositive power over 270,794 shares.

(6)	The address of Mr. Cil and Mr. Macedo is 5505 Blue Lagoon Drive, Miami, Florida 33126.

(7)	Mr. Hyatt is a nominee for election as a Class II director in 2017.

Equity Compensation Plans
The following table summarizes the equity compensation plans under which our common stock may be issued as of January 1, 2017. Our stockholders approved all plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	4,000,000
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	4,000,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Procedures
The board of directors has assigned responsibility for reviewing related party transactions to our audit committee. The board of directors and the audit committee have adopted a written policy pursuant to which certain transactions between us or our subsidiaries and any of our directors or executive officers must be submitted to the audit committee for consideration prior to the consummation of the transaction as required by the rules of the SEC. The audit committee reports to the board of directors on all related party transactions considered.
Series A Convertible Preferred Stock
Upon the closing of the 2012 acquisition, we issued to BKC 100 shares of Series A Preferred Stock which are convertible into an aggregate of 28.9% of the shares of our common stock outstanding, on a fully diluted basis, on May 30, 2012 after giving effect to the issuance of the Series A Preferred Stock (or 9,414,580 shares of our common stock in the aggregate, which we refer to as the "conversion shares"). So long as the number of shares of our common stock into which the outstanding shares of Series A Preferred Stock held by BKC are then convertible constitutes greater than 10% of the outstanding shares of our common stock (on an as-converted basis), BKC has certain approval rights with regards to, among other things: (a) changes to the restaurant remodeling plan agreed to at the time of the closing of the acquisition; (b) modifying our organizational documents; (c) amending the size of our board of directors; (d) the authorization or consummation of any liquidation event, except as permitted pursuant to the operating agreement; (e) engaging in any business other than the acquisition and operation of Burger King restaurants, except following a bankruptcy filing, reorganization or insolvency proceeding by or against BKC or its parent company, Burger King Worldwide, Inc., which filing has not been dismissed within 60 days; (f) issuing, in any single transaction or series of related transactions, shares of our common stock in an amount exceeding 35% of the total number of shares of our common stock outstanding immediately prior to the time of such issuance; and (g) entering into certain affiliated transactions. The Series A Preferred Stock votes with our common stock on an as-converted basis and provides for the right of BKC to elect two members to our board of directors as Class A members until the date on which the number of shares of our common stock into which the outstanding shares of the Series A Preferred Stock held by BKC are then convertible constitutes less than 14.5% of the total number of outstanding shares of our common stock, which we refer to as the "director step-down date". From the director step-down date to the date on which the number of converted shares of our common stock constitute less than 10% of the total number of outstanding shares of our common stock, BKC will have the right to elect one member to our board of directors as a Class A member. The Series A Preferred Stock ranks senior to our common stock with respect to rights on liquidation, winding-up and dissolution of Carrols Restaurant Group up to its stated value of $0.01 per share and thereafter pro rata with our common stock on an as converted basis. The Series A Preferred Stock would receive dividends pro rata with our common stock on an as converted basis. The Series A Preferred Stock does not pay interest, is perpetual and has no mandatory prepayment features.
Operating Agreement
Upon the closing of the 2012 acquisition, Carrols LLC and BKC also entered into an operating agreement, which was amended by the First Amendment to the Operating Agreement dated as of January 26, 2015 and by the Second Amendment to Operating Agreement dated as of December 17, 2015, which we refer to as the "operating agreement," which has a term commencing on May 30, 2012 and ending (unless earlier terminated in accordance with the provisions thereof) on the earlier to occur of (i) 20 years from May 30, 2012 or (ii) the date that we operate 1,000 Burger King restaurants. Pursuant to the operating agreement, BKC assigned to us its right of first refusal under franchise agreements with its franchisees, which we refer to as the "ROFR," to purchase all of the assets of a Burger King restaurant or substantially all of the voting stock of the franchisee, whether direct or indirect, on the same terms proposed between such franchisee and a third party purchaser, in 20 states as follows: Connecticut (except Hartford county), Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts (except for Middlesex, Norfolk and Suffolk counties), Michigan, New Hampshire, New Jersey, New York (except for Bronx, Kings, Nassau, New York, Queens, Richmond, Suffolk and Westchester counties), North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Vermont, Virginia, Washington DC, and West Virginia, which we refer to as the “DMAs.” The continued assignment of the ROFR is subject to suspension or termination in the event of non-compliance by us with respect to the agreed upon remodeling schedule of our existing restaurants and the 2012 acquired restaurants as further described below.
In addition, pursuant to the operating agreement, BKC granted us franchise pre-approval, which we refer to as the “franchise pre-approval,” to build new restaurants or acquire restaurants from franchisees in the DMAs until the date that we operate 1,000 restaurants, which we refer to as “new restaurant growth.” We paid BKC approximately $3.8 million for the ROFR and the franchise pre-approval rights.
The grant by BKC to us of franchise pre-approval to develop new restaurants in the DMAs is a non-exclusive right, subject to customary BKC franchise, site and construction approval. Beginning on January 1, 2016 a minimum of 10% of new restaurant growth by us in each calendar year during the term of the operating agreement must come from new development of Burger King restaurants (including restaurants relocated within their respective markets); provided that for 2016 only, any new restaurant that would otherwise have been required to be opened in 2016 may be deferred by us and opened in 2017. For the period January 1, 2016 through December 31, 2016 only, if "net restaurant growth" (defined as the cumulative number of restaurants opened by us in 2016 less the cumulative number of restaurants closed by us in 2016) is less than zero (0), we must pay BKC the amount of $300,000 times the number of restaurants we would have had to open in 2016 to achieve net restaurant growth of zero (0) restaurants. Our actual net restaurant growth for the period January 1, 2016 through December 31, 2016 was one restaurant so that there was no payment due to BKC.
Pursuant to the operating agreement, as amended, we agreed to remodel 455 existing restaurants to BKC's 20/20 restaurant image by December 31, 2016, which we refer to as the "remodel plan" and at December 31, 2016 we had complied with this remodel requirement. Under the operating agreement, beginning on January 1, 2016 and until we exceed operating 1,000 Burger King restaurants, a minimum of 10% of our annual new restaurant growth (including acquisitions) must come from the development of new Burger King restaurants (which includes restaurants we relocate within their market area); provided that for 2016 only, any required new restaurant development may be deferred and opened in 2017. As of January 1, 2017, we had deferred new restaurant growth of five restaurants to 2017.
Pursuant to the amended operating agreement, we entered into franchise agreements with BKC for the 2012 acquired restaurants with terms of varying durations up to 20 years, depending upon the term of the underlying leases or subleases. Each franchise agreement provides for a royalty rate of 4.5% of sales, an advertising contribution payment of 4% of sales and a commitment to spend on local advertising during the term of no less than a 0.75% of sales in each of the DMAs, which we refer to as “investment spending” (provided that if any investment spending contract approved by 66.7% of the franchisees in a DMA calls for investment spending of less than 0.75% of sales, we will only be obligated to investment spending to such lesser amount.) Effective on the date of the closing of the 2012 acquisition, the franchise agreements for our restaurants were amended to add an investment spending commitment consistent with the terms set forth in the franchise agreements for the 2012 acquired restaurants.
Pursuant to the operating agreement, we agreed to operate our restaurants at or above the U.S. Burger King system’s national average (measured on a quarterly basis) for the following operational metrics: (i) Speed of Service; (ii) Operational BKC Visits (OER or its current equivalent); (iii) Food Safety Scores; and (iv) Guest Trac (or the then current guest recovery program), which we refer to as the “operations metrics.” Subject to a six month grace period with respect to the 2012 acquired restaurants, if more than 10% of our restaurants are rated below the national average for any of the individual operations metrics for more than two consecutive quarters, we and BKC will meet and develop a cure period for and a cure plan that details how we will address the operational issues and by what date we will bring our performance up to and exceed the national average. If at least 90% of our restaurants do not meet or exceed the national average for any of the operations metrics after the cure period, franchise pre-approval for franchisee to franchisee transfers of restaurants or rights with respect to new restaurant growth will be suspended until such time as at least 90% of our restaurants meet or exceed the national average for each of the operations metrics.
The operating agreement also provides that we and BKC will indemnify the other for all losses, damages and/or contractual liabilities to third parties arising out of or relating to any of the obligations, undertakings, promises and representations of BKC and us, as the case may be, under the operating agreement, and for all claims or demands for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom.
Registration Rights Agreement
Upon the closing of the 2012 acquisition, we and BKC entered into a registration rights agreement, which we refer to as the “BKC registration rights agreement,” pursuant to which we agreed to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the conversion shares as promptly as possible upon written request of BKC at any time after the 36-month anniversary of the closing of the 2012 acquisition. The BKC registration rights agreement also provides that BKC may make up to three demands to register for the resale of at least 33.3% of the conversion shares held by BKC under the Securities Act on the date of the closing of the 2012 acquisition upon the written request by BKC at any time following the 30-month anniversary of the closing of the 2012 acquisition. The BKC registration rights agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), BKC has the right as specified therein to register its conversion shares as part of that registration, provided, however, that such registration rights are subject to the rights of the managing underwriters, if any, to reduce or exclude certain conversion shares owned by BKC from an underwritten registration (and subject to certain rights of certain persons, including members of our management that have piggyback registration rights). Except as otherwise provided in the BKC registration rights agreement, the BKC registration rights agreement requires us to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of our common stock, stock transfer taxes and the expenses of BKC’s legal counsel in connection with the sale of the conversion shares, provided that we will pay the reasonable fees and expenses of one counsel for BKC up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. We will also agree to indemnify BKC against certain liabilities, including liabilities under the Securities Act. We have also agreed, to the extent a shelf registration is effective, to file up to two prospectus supplements in connection with a block sale or non-marketed underwritten offering by BKC of Carrols Restaurant Group common stock held by BKC and pay one half of the accounting and printing fees related thereto to the extent such sale or offering is for a sales price of no less than 90% of the average closing price of our common stock for the five trading days ending immediately prior to such sale or offering and is not less than 300,000 shares of common stock.

2014 Acquisitions
In connection with an acquisition of 64 Burger King restaurants on November 4, 2014, we agreed with BKC to remodel 46 of such acquired restaurants over the five years beginning in 2014 and at January 1, 2017 we had remodeled 28 restaurants in connection with this agreement.

Franchise Agreements and Leases
We operate all of our restaurants (including the 2012 acquired restaurants) pursuant to franchise agreements entered into with BKC. In addition, we have entered into real property leases with BKC for a number of our restaurants (excluding the 2012 acquired restaurants) and real property leases or subleases with respect to all of the 2012 acquired restaurants.

Other
Pursuant to a registration agreement, which we refer to as the "registration agreement" dated March 27, 1997 and amended December 14, 2006, Daniel T. Accordino, CEO of Carrols Restaurant Group, and two former executive officers of Carrols Restaurant Group have the right, whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8) to register their shares subject to the registration agreement as part of that registration. Such registration rights are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by such stockholders from the registration. The registration agreement requires us to pay for all costs and expenses, other than underwriting discounts and commissions for these stockholders, incurred in connection with the registration of their shares under the registration agreement. Under the registration agreement, we have agreed to indemnify these stockholders against certain liabilities, including liabilities under the Securities Act.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
Our Compensation Committee has responsibility for determining and approving the compensation programs for our Chief Executive Officer, which we refer to as the “CEO”, and our other executive officers named in the Summary Compensation Table, which we refer to as the “Named Executive Officers”. As described below, the principal elements of our compensation programs include base salary, annual bonus, long-term incentives (including restricted stock) and the ability to defer the receipt of current compensation. Our CEO recommends to the Compensation Committee the base salary, annual bonus and long-term incentive compensation for the other Named Executive Officers.
Objectives of Compensation Program
The primary objectives of our executive compensation programs are to enable us to attract and retain executives with the requisite qualifications and experience to achieve our business objectives. We accomplish this by utilizing compensation programs that encourage, recognize and reward individual performance and tie a portion of compensation to long-term company performance. Our programs were designed to permit flexibility in establishing compensation for each individual based upon job responsibilities, individual performance and our results. Our programs were also designed to provide incentives to improve short term performance, achieve long-term sustainable growth in earnings and align the interests of our executive team with our stockholders.
While the Compensation Committee is primarily responsible for the overall oversight of our executive compensation, the CEO, with the assistance of other members of management, provides recommendations with respect to compensation for the other executive officers.
The Compensation Committee believes that the CEO’s input is valuable in determining the compensation of other executive officers given his day to day role in Carrols Restaurant Group and his responsibility in establishing and implementing our strategic plans. Therefore, while the Compensation Committee has been and will be primarily responsible for determining executive compensation, the CEO will continue to provide his input and recommendations to the Compensation Committee with respect to compensation for the other executive officers.
Elements of Our Compensation Programs
Our executive compensation program has consisted of short-term compensation (salary and annual incentive bonus) and long-term compensation (restricted stock) to achieve our goal of improving earnings and achieving long term sustainable growth in revenues and earnings which we believe constitutes alignment with stockholders’ interests.
The Role of Stockholder Say-on-Pay Votes
Our board of directors, Compensation Committee, and management value the opinions of our stockholders. We provide our stockholders with the opportunity to cast an advisory vote to approve Named Executive Officer compensation every three years, or Say-on-Pay. At our annual meeting of stockholders held in June 2014, approximately 85.01% of the stockholders who voted on the Say-on-Pay proposal voted in favor of the compensation of our Named Executive Officers as disclosed in our 2014 proxy statement. Although the advisory Say-On-Pay vote is non-binding, our Compensation Committee has considered the outcome of the vote and determined not to make material changes to our executive compensation programs in 2015 and 2016 because the Compensation Committee believes this advisory vote indicates considerable stockholder support for our approach to executive compensation. Our Compensation Committee will continue to consider the outcome of our Say-on-Pay votes when making future compensation decisions for our Named Executive Officers.
Short-Term Compensation
Base Salary. The Compensation Committee annually reviews and approves the base salaries of our executive officers based upon recommendations from our CEO. Increases are not preset and typically take into account the individual’s performance, responsibilities of the position, potential to contribute to our long term objectives, management skills, future potential and periodically from competitive data. Our executive compensation plan in place was designed to compensate our CEO and executive officers, including the Named Executive Officers, with modest annual increases in base salaries combined with the opportunity to earn up to approximately one times the amount of base salary in annual cash incentive bonuses based on the performance of Carrols Restaurant Group and the individual performance of each of the Named Executive Officers, in order to align the interests of our CEO and the other Named Executive Officers with those of our stockholders.
Factors considered in base salary planning included our performance, budgetary and cost containment, competitive market data (from time to time) and current salary levels, as appropriate. At the end of the year, the CEO evaluates each of the other Named Executive Officer’s performance and expected future contributions.
For the 2016 fiscal year, the base salary of our CEO and President, Daniel T. Accordino, was determined pursuant to an employment agreement with Mr. Accordino, us and Carrols LLC, which we refer to as the "employment agreement", which became effective on January 1, 2012 or the “Effective Date”. Under such employment agreement, Mr. Accordino's base salary may be increased annually at the sole discretion of the Compensation Committee. The base salary for Mr. Accordino was $617,427 for the 2016 fiscal year which represented an increase of 2.9% in his base salary from the 2015 fiscal year. The terms of Mr. Accordino’s employment agreement and the increase in Mr. Accordino's base salary were approved by our Compensation Committee.
In January 2016, our other Named Executive Officers, Paul R. Flanders, Timothy J. LaLonde, William E. Myers and Richard G. Cross, each received an increase of 3.0%, 3.0%, 3.0% and 8.6% in their respective base salary over the levels established for the 2015 fiscal year, as recommended by our CEO and approved by our Compensation Committee.
Annual Incentive Bonus Payments. Annual cash bonuses have been an important component of our compensation program for our executive officers and an executive bonus plan, or "Executive Bonus Plan", has been approved by the Compensation Committee. Our current Executive Bonus Plan was established in 2012, is reviewed annually by the Compensation Committee and measures performance throughout our fiscal year. Under our Executive Bonus Plan, annual incentive bonus payments are typically paid in March based on performance for the prior fiscal year.
For the 2016 fiscal year, each of the Named Executive Officers was eligible to receive a maximum annual incentive bonus ranging from 60% to 100% of base salary, depending on their respective positions. For each Named Executive Officer, the potential bonus payments were tied, in part, to the level of EBITDA achieved for the 2016 fiscal year (as defined and measured under the Executive Bonus Plan) in relation to our budgeted EBITDA for the 2016 fiscal year, and provided for increasing payments to the extent that certain minimum thresholds were exceeded. Each executive was also eligible to receive a bonus based on his individual attainment of specified goals and objectives established for the year, subject to certain minimum thresholds for both EBITDA and each individual's overall attainment of his goals and objectives. For each individual, 50% of his maximum potential bonus payment was tied to the level of EBITDA and 50% was tied to his individual attainment of goals and objectives.
Under the Executive Bonus Plan, EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, impairment charges and stock compensation expense. The Executive Bonus Plan also provides that EBITDA will be adjusted to exclude extraordinary, unusual or non-recurring gains and losses not deemed to be in the ordinary course of business, at the Compensation Committee's reasonable discretion. The Executive Bonus Plan requires that a minimum of 85% of budgeted EBITDA must be attained before the payment of any bonus and also specifies that the portion of the bonus tied to EBITDA will be capped after the attainment of 105% of budgeted EBITDA (the "EBITDA bonus"). The EBITDA bonus is earned on a pro-rata basis at an established rate for each participant for each 1% increase in attainment of budgeted EBITDA above 85% to a maximum of 105%. For the portion of the bonus tied to goals and objectives (the "goals and objectives bonus"), a minimum of 70% achievement of such goals and objectives is also required for the participant to be eligible for this portion of the bonus. Payments of the goals and objectives bonus are determined based on the discretion of the Compensation Committee, with input from the CEO, based on evaluating achievement of each participant's goals and objectives. The determination of whether goals and objectives were met by each Named Executive Officer is not a formulaic, objective or quantifiable standard; rather, the individual performance considerations were just factors (among others) that were generally taken into account in the course of making subjective judgments in connection with the compensation decision.

The following table sets forth the maximum bonus and actual bonus earned for each of the Named Executive Officers under the Executive Bonus Plan for the 2016 fiscal year:

Name	Maximum EBITDA Bonus % (1)	Maximum Objectives Bonus % (1)	Total Maximum Bonus % (1)	EBITDA Bonus Rate per 1% Attainment (2)	Earned EBITDA Bonus % (1)(3)	Earned Objectives Bonus % (1)	Total Earned 2016 Bonus
Daniel T. Accordino	50%	50%	100%	2.5%	50%	48.0%	$603,779
Paul R. Flanders	45%	45%	90%	2.25%	45%	43.7%	308,777
Timothy J. LaLonde	30%	30%	60%	1.5%	30%	27.9%	136,071
Richard G. Cross	30%	30%	60%	1.5%	30%	30.0%	143,697
William E. Myers	30%	30%	60%	1.5%	30%	29.1%	128,891

(1)	Bonus percentages stated as a percentage of individuals' base salary.

(2)	Rate, as a percentage of individual's salary, at which EBITDA bonus is earned for each 1% increase in attainment of EBITDA over minimum of 85% of budgeted EBITDA.

(3)	Based on actual attainment percentage of 104.9% to budgeted EBITDA (as adjusted).
For the 2016 fiscal year we generated total EBITDA (as defined and adjusted under the Executive Bonus Plan) of $89.5 million representing an attainment percentage of 104.9% of total budgeted EBITDA of $85.3 million for the 2016 fiscal year. Budgeted EBITDA is adjusted during the year to include budgeted EBITDA from acquisitions, which is not included in budgeted EBITDA at the beginning of the year. The following is a reconciliation of our net income as set forth in our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 1, 2017 to EBITDA (as adjusted) utilized in the calculation of the 2016 bonus under the Executive Bonus Plan (dollar amounts in thousands):

Net income	$45,472
Benefit for income taxes	(28,085)
Interest expense	18,315
Depreciation and amortization	47,295
EBITDA	82,997
Adjustments:
Impairment expense	2,355
Stock compensation expense	2,053
Acquisition costs	1,853
Gains on a partial condemnation and fire insurance	(1,603)
Litigation settlement	1,850
Other adjustments	(4)
EBITDA, as adjusted	89,501
Budgeted EBITDA	85,310
EBITDA Attainment %	104.9%
Long-Term Compensation
The long-term incentive compensation utilized by us for our senior management has been an equity based compensation plan designed to create alignment of senior management’s interests with those of our long term stockholders. We award restricted stock grants to our Named Executive Officers in connection with the long-term incentive component of our overall compensation plan. Restricted stock grants utilized in our 2016 Stock Incentive Plan, which we refer to as "the Carrols plan", have a time-based vesting schedule, typically vesting over a four-year period of time as established by the Compensation Committee under the Carrols plan. Our Compensation Committee also established a policy to provide that restricted stock being granted to employees, including the Named Executive Officers, will be granted on either January 15 or July 15. Accordingly, the measurement of the value of any restricted stock grant would be based upon the price of our common stock at the close of business on those respective grant dates. The Compensation Committee would grant such restricted stock based upon recommendations from our CEO, who would provide such recommendations after evaluating the individual performance of our employees (including the Named Executive Officers, other than the CEO). Such performance evaluations coincide with our normal end of year annual review process for employees and senior management. The granting of restricted stock has been and is an important component of the total compensation package for the Named Executive Officers and is an important retention tool. Because the Compensation Committee’s policy has been to grant restricted stock on a fixed date, the Compensation Committee may have previously, or may in the future grant restricted stock at a time when it, as well as the CEO and senior management, may be aware of material non-public information that, once made public, could either have a positive or negative effective on the price of our common stock.
2016 Stock Incentive Plan. The Carrols plan provides for the grant of stock options and stock appreciation rights, stock awards, performance awards, outside director stock options and outside director stock awards. Any officer, employee, associate, director and any consultant or advisor providing services to us are eligible to participate in the Carrols plan.
The Carrols plan is administered by the Compensation Committee which approves awards and may base its considerations on recommendations by our CEO. The Compensation Committee has the authority to (1) approve plan participants, (2) approve whether and to what extent stock options, stock appreciation rights and stock awards are to be granted and the number of shares of stock to be covered by each award (other than an outside director award), (3) approve forms of agreement for use under the Carrols plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award, (6) determine the fair market value, and (7) determine the type and amount of consideration to be received by us for any stock award issued.
On January 15, 2016, restricted stock grants were made to the Named Executive Officers and certain other of our employees. Messrs. Accordino, Flanders, LaLonde, Cross and Myers were granted 100,000, 50,000, 18,000, 25,000 and 18,000 shares of restricted stock, respectively, with target values on the date of grant (based on the closing price of our common stock on such date) of $1,228,000, $614,000, $221,040, $307,000 and $221,040, respectively.
Independent Compensation Advisor
The Compensation Committee has the authority to retain a compensation advisor. In March 2016, the Compensation Committee engaged the services of Pearl Meyer, an outside independent compensation consultant, to assist it with a review of the compensation for executive officers and directors of the Company. In selecting Pearl Meyer, the Compensation Committee considered the SEC’s independence criteria and concluded that Pearl Meyer is independent per the criteria and that the work of Pearl Meyer will not raise any conflicts of interest. Pearl Meyer reports directly to the Compensation Committee, and provides no other services to the Company. Pearl Myer's services to the Compensation Committee include providing periodic data and information regarding market pay practices and trends, as well as assisting in the development of appropriate compensation program designs and policies. The Compensation Committee has been satisfied with Pearl Meyer's services.
2017 Changes. During 2016 the Compensation Committee undertook a review of our compensation programs for executive officers (including the Named Executive Officers) and directors of the Company. The Compensation Committee met on numerous occasions throughout 2016 to review and consider findings including meetings with the CEO and the CFO of the Company, meetings with representatives of Pearl Meyer, and executive sessions. Based upon the report and recommendations received from Pearl Meyer and other findings, the Compensation Committee made certain changes to the Company’s compensation programs for executive officers and directors and recommended certain changes to director compensation, all to be effective January 1, 2017. These changes included an increase in base salaries for executives of the Company, changes to the Executive Bonus Plan, and recommendations to increase director compensation. Executive base salaries were increased based on comparisons with certain peer groups as well as other relevant considerations with respect to each specific position. The Executive Bonus Plan was modified (i) to shift the goals and objectives bonus for the CEO and CFO from 50% of bonus at 100% of target level to 25% and 45% of bonus, respectively, and to increase the weight of the EBITDA bonus for the CEO and CFO from 50% of bonus at 100% of target level to 75% and 55%, respectively; (ii) to lower the minimum EBITDA attainment from 85% to 80% with respect to the goals and objectives bonus; (iii) to increase the maximum EBITDA attainment from 105% of targeted EBITDA performance to 120% of targeted EBITDA performance with the maximum EBITDA bonus capping at 200% of target level at 120% of target EBITDA performance level; and (iv) to modify the total EBITDA bonus payment from 100% in cash to 50% in cash and 50% in restricted stock units vesting over three years with accelerated vesting for any event of termination other than for cause. All of the foregoing changes will be first implemented for the 2017 fiscal year.

Other Benefits
We offer certain other benefits to the CEO and Named Executive Officers as described below. Such benefits are not taken into account in determining such individuals’ base salary, annual incentive bonus or equity based compensation.
Deferred Compensation Plan. We provide certain benefits under The Carrols Corporation and Subsidiaries Deferred Compensation Plan , which we refer to as the “Deferred Compensation Plan”, which is discussed under "—, Nonqualified Deferred Compensation."
Change of Control and Severance Benefits. For a discussion of change of control arrangements or severance arrangements and the triggers for payments under such arrangements, please see “—, Potential Payments Upon Termination or Change-of-Control.”
Other Post-Employment Benefits. The employment agreement for Mr. Accordino provides, for continued coverage under our welfare and benefits plans for Mr. Accordino and his eligible dependents after cessation of employment with us for the remainder of their respective lives.
Compensation for the Named Executive Officers
In December 2011, we entered into an employment agreement with Mr. Accordino. On September 6, 2013, we entered into a first amendment to the employment agreement. Mr. Accordino’s employment agreement is further described under "—, Summary Compensation Table."
None of the other Named Executive Officers have an employment agreement with us.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in both the Company's Annual Report on Form 10-K for the year ended January 1, 2017 and the Company's Proxy Statement on Schedule 14A for the 2017 Annual Meeting of Stockholders.

Compensation Committee

Manuel A. Garcia III, Chairman
Hannah S. Craven
David S. Harris

Compensation Committee Interlocks and Insider Participation
The members of the our Compensation Committee for the fiscal year ended January 1, 2017 were Manuel A. Garcia III, Hannah S. Craven and David S. Harris. None of the members of our Compensation Committee were, during such year, an officer of us or any of our subsidiaries or had any relationship with us other than serving as a director. In addition, no executive officer served as a director or a member of the compensation committee of any other entity, other than any subsidiary of ours, one of whose executive officers served as a director or on our Compensation Committee. None of the members of our Compensation Committee had any relationship required to be disclosed under this caption under the rules of the SEC.
SUMMARY COMPENSATION TABLE
The following table summarizes historical compensation awarded or paid to, or earned by, each of the Named Executive Officers for the fiscal years ended January 1, 2017, January 3, 2016 and December 28, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Option Awards ($)	Non- Equity Incentive Plan Compensation (2)($)	Change in Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation ($)		Total ($)
Daniel T. Accordino	2016	$617,427	$—	$1,228,000		$603,779	$18,744	$17,520	(4)	$2,485,470
President, Chief Executive	2015	$600,000	$—	$692,307	$—	$584,150	$6,550	$18,766	(4)	$1,901,773
Officer and Director	2014	$577,000	$—	$—	$—	$—	$—	$10,000	(4)	$587,000
Paul R. Flanders	2016	$349,056	$—	$614,000	$—	$308,777	$—	$—		$1,271,833
Vice President, Chief	2015	$338,880	$—	$346,357	$—	$300,417	$—	$—		$985,654
Financial Officer and Treasurer	2014	$329,004	$—	$—	$—	$—	$—	$—		$329,004
Richard G. Cross	2016	$240,000	$—	$307,000	$—	$143,697	$—	$—		$690,697
Vice President, Real Estate	2015	$221,004	$—	$138,787	$—	$127,298	$—	$—		$487,089
	2014	$201,000	$—	$—	$—	$—	$—	$—		$201,000
Timothy J. LaLonde	2016	$235,524	$—	$221,040	$—	$136,071	$1,874	$—		$594,509
Vice President, Corporate	2015	$228,660	$—	$138,787	$—	$133,766	$1,940	$—		$503,153
Controller	2014	$222,000	$—	$—	$—	$—	$2,187	$—		$224,187
William E. Myers	2016	$218,556	$—	$221,040	$—	$128,891	$—	$—		$568,487
Vice President, General	2015	$212,184	$—	$138,787	$—	$124,128	$—	$—		$475,099
Counsel	2014	$206,004	$—	$—	$—	$—	$—	$—		$206,004
_____________________________

(1)
The amounts shown represent the aggregate grant date fair value of restricted stock granted and approved by the Compensation Committee in each of the fiscal years presented and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718.

(2)
We provide incentive compensation to our executive officers based on an individual’s achievement of certain specified objectives and our achievement of specified increases in stockholder value. See “Compensation Discussion and Analysis” above for a discussion of our Executive Bonus Plan. Amounts include cash bonuses paid in fiscal year 2017, 2016 and 2015 with respect to services rendered in fiscal year 2016, 2015 and 2014, respectively.

(3)
These amounts represent the above-market portion of earnings on compensation deferred by the Named Executive Officers under our nonqualified Deferred Compensation Plan. Earnings on deferred compensation are considered to be above-market to the extent that the rate of interest exceeds 120% of the applicable federal long-term rate. At January 1, 2017, 120% of the federal long-term rate was 4.5% per annum and the interest rate paid to participants was 8% per annum.

(4)
The amounts shown represent reimbursement for tax preparation fees of $10,000 for fiscal year 2014, $10,000 plus a gross up for income taxes on such reimbursement of $8,766 for fiscal year 2015 and reimbursement for tax preparation fees of $10,000 plus a gross up for income taxes on such reimbursement of $7,520 for fiscal year 2016.

Accordino Employment Agreement
On November 1, 2011, we and Mr. Accordino mutually agreed that Mr. Accordino would become our President and Chief Executive Officer effective on January 1, 2012. In December 2011, we and Carrols LLC entered into a new employment agreement with Mr. Accordino. Mr. Accordino’s employment agreement which commenced on the Effective Date and is subject to automatic renewals for successive one-year terms unless either Mr. Accordino, we or Carrols LLC elects not to renew Mr. Accordino’s employment agreement by giving written notice to the others at least 30 days before a scheduled expiration date. Mr. Accordino’s employment agreement provides that Mr. Accordino will receive an annual base salary that may be increased annually at the sole discretion of our Compensation Committee. Pursuant to Mr. Accordino’s employment agreement, Mr. Accordino will participate in our Executive Bonus Plan, and any restricted stock or other equity incentive plans applicable to executive employees, as determined by our Compensation Committee. Mr. Accordino’s employment agreement also provides that if Mr. Accordino’s employment is terminated without "cause" (as defined in Mr. Accordino’s employment agreement) or Mr. Accordino terminates his employment for "good reason" (as defined in Mr. Accordino’s employment agreement), in each case within twelve months following a "change of control" (as defined in Mr. Accordino’s employment agreement), Mr. Accordino will receive a cash lump sum payment equal to 2.99 times his average salary plus his average annual bonus (paid under our Executive Bonus Plan or deferred under our Deferred Compensation Plan) for the prior five years. Mr. Accordino’s employment agreement also provides that if Mr. Accordino’s employment is terminated by us or Carrols LLC without “cause”, as defined in Mr. Accordino’s employment agreement (other than following a change of control as described above), or Mr. Accordino terminates his employment for “good reason”, as defined in Mr. Accordino’s employment agreement (other than following a change of control as described above), Mr. Accordino will receive a lump sum cash payment in an amount equal to 2.00 times his average salary plus average annual bonus (paid under our Executive Bonus Plan or deferred under our Deferred Compensation Plan) for the prior five years. Mr. Accordino’s employment agreement includes non-competition and non-solicitation provisions effective during the term of Mr. Accordino’s employment agreement and for two years following its termination. On September 6, 2013 we and Carrols LLC entered into an amendment to Mr. Accordino’s employment agreement to provide, among other things, that in the event that we or Carrols LLC elect not to renew the term of the employment agreement for any reason other than for "cause" (as defined in the employment agreement), we or Carrols LLC shall (1) pay to Mr. Accordino a lump sum cash payment equal to his annual base salary and vacation pay in effect on the last day of the term of the employment agreement; (2) pay to Mr. Accordino any amounts he is entitled to under the Deferred Compensation Plan; (3) pay to Mr. Accordino the annual bonus for the year in which the term of the employment agreement ended that is payable under the terms of the Executive Bonus Plan; and (4) continue certain health benefits and insurance policies.
GRANTS OF PLAN-BASED AWARDS
The following table provides certain information regarding grants of plan-based awards made to the Named Executive Officers during the fiscal year ended January 1, 2017:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock Awards ($) (2)
Daniel T. Accordino	1/15/2016	100,000	$1,228,000
Paul R. Flanders	1/15/2016	50,000	$614,000
Richard G. Cross	1/15/2016	25,000	$307,000
Timothy J. LaLonde	1/15/2016	18,000	$221,040
William E. Myers	1/15/2016	18,000	$221,040
__________________________

(1)
Amounts shown in this column reflect the number of restricted stock awards granted to each Named Executive Officer pursuant to Carrols plan during 2016. All of such restricted stock vests over a period of four years, with one-fourth of such restricted stock vesting on the first anniversary of the grant date and one-fourth of such restricted stock vesting on each subsequent anniversary of the grant date.

(2)
The value of the restricted stock awards granted in 2016 is calculated by multiplying the number of restricted stock awarded by the market closing price of our common stock on the grant date. The grant date fair value on January 15, 2016 was $12.28.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth certain information with respect to the value of all Carrols Restaurant Group equity awards that were outstanding at the January 1, 2017 fiscal year end for each of the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel T. Accordino (1)	—	—	—	—	—	163,787	$2,497,752	—	—
Paul R. Flanders (1)	—	—	—	—	—	81,912	$1,249,158	—	—
Richard G. Cross (1)	—	—	—	—	—	37,787	$576,252	—	—
Timothy J. LaLonde (1)	—	—	—	—	—	30,787	$469,502	—	—
William E. Myers (1)	—	—	—	—	—	30,787	$469,502	—	—
_____________________________

(1)
In January 2015 and January 2016, we granted restricted stock awards to each Named Executive Officer pursuant to the 2006 Stock Incentive Plan, as amended. All such restricted stock awards vest over periods of four years with one-fourth of such restricted shares vesting on the first anniversary of the grant date and annually on the anniversary of the grant date thereafter.

(2)	The market value of the restricted stock awards was determined based on the closing price of our common stock on the last trading day of the 2016 fiscal year, December 30, 2016, which was $15.25.
OPTIONS EXERCISED AND STOCK VESTED
The following table summarizes the options exercised and vesting of restricted stock awards for each of our Named Executive Officers during the fiscal year ended January 1, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Daniel T. Accordino	—	—	63,788	$785,443
Paul R. Flanders	—	—	34,413	$424,055
Richard G. Cross	—	—	12,788	$157,463
Timothy J. LaLonde	—	—	12,788	$157,463
William E. Myers	—	—	12,788	$157,463
_____________________________
(1) Based on the per-share market price of our common stock on the vesting date, multiplied by the number of shares vested.
NONQUALIFIED DEFERRED COMPENSATION
We have a Deferred Compensation Plan for employees not eligible to participate in the Carrols Corporation Retirement Savings Plan, which we refer to as the “Retirement Plan”, because they have been excluded as “highly compensated” employees (as so defined in the Retirement Plan), to voluntarily defer portions of their base salary and annual bonus. An eligible employee may elect, on a deferral agreement, to defer all or a specified percentage of base salary and, if applicable, all or a specified percentage of cash bonuses. All amounts deferred by the participants earn interest at 8% per annum. We do not match any portion of the funds. All of the Named Executive Officers are eligible to participate in our Deferred Compensation Plan.

The following table describes contributions, earnings and balances at January 1, 2017 under our Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Daniel T. Accordino	$480,000	—	$42,122	—	$772,781
Paul R. Flanders	—	—	—	—	—
Richard G. Cross	—	—	—	—	—
Timothy J. LaLonde	$48,000	—	$4,212	(27,146)	$77,278
William E. Myers	—	—	—	—	—
(1) Earnings represent the interest earned on amounts deferred at 8.0% per annum.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL
Accordino Employment Agreement
On September 6, 2013, we and Carrols LLC entered into an amendment to Mr. Accordino's employment agreement to provide, among other things, that in the event that we or Carrols LLC elect not to renew the term of the employment agreement for any reason other than for "cause" (as defined in the employment agreement), we or Carrols LLC shall (1) pay to Mr. Accordino a lump sum cash payment equal to his annual base salary and vacation pay in effect on the last day of the term of the employment agreement; (2) pay to Mr. Accordino any amounts he is entitled to under the Deferred Compensation Plan; (3) pay to Mr. Accordino the annual bonus for the year in which the term of the employment agreement ended that is payable under the terms of the Executive Bonus Plan; and (4) continue certain health benefits and insurance policies.
Mr. Accordino’s employment agreement also provides that if Mr. Accordino’s employment is terminated without "cause" (as defined in his employment agreement) or Mr. Accordino terminates his employment for "good reason" (as defined in his employment agreement), (a) in each case within twelve months following a "change of control" (as defined his employment agreement), or (b) a binding agreement with respect to a change of control transaction was entered into during the term of his employment and such change of control transaction occurs within 12 months after the date of his termination of employment, then in either case, Mr. Accordino will receive a cash lump sum payment equal to 2.99 multiplied by the average of the sum of his base salary and the annual bonus paid under the Executive Bonus Plan or deferred in accordance with the Deferred Compensation Plan in the five calendar years prior to the date of termination.
The employment agreement also provides that if Mr. Accordino’s employment is terminated by us or Carrols without cause more than 12 months following a change of control or Mr. Accordino terminates his employment for good reason more than 12 months following a change of control, Mr. Accordino will receive a cash lump sum payment in an amount equal to 2.00 multiplied by the average of the sum of his base salary and the annual bonus paid under the Executive Bonus Plan or deferred in accordance with the Deferred Compensation Plan in the five calendar years prior to the date of termination. The employment agreement includes non-competition and non-solicitation provisions effective during the term of the employment agreement and for two years following the termination of the employment agreement.
Change of Control/Severance Agreement
On June 3, 2013, we, Carrols and Carrols LLC entered into a change of control and severance agreement, which we refer to as the "change of control and severance agreement," with each of Messrs. Flanders, Myers, LaLonde, Cross and one other executive officer. Each change of control and severance agreement provides that if within one year following a "change of control" (as defined in the change of control and severance agreement), such employee's employment is terminated by us, Carrols or Carrols LLC without "cause" (as defined in the change of control and severance agreement) or by such employee for "good reason" (as defined in the change of control and severance agreement), then such employee will be entitled to receive (a) a cash lump sum payment in the amount equal to the product of 18 and the employee's monthly base salary at the then current rate, (b) an amount equal to the aggregate bonus payment for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan then in effect, and (c) continued coverage under our welfare and benefits plans for such employee and his dependents for a period of up to 18 months. Each change of control and severance agreement also provides that if at any time other than within one year following a change of control, such employee's employment is terminated by us, Carrols or

Carrols LLC without cause or by such employee for good reason, then such employee will be entitled to receive (a) a cash lump sum payment in the amount equal to one year's salary at the then current rate, (b) an amount equal to the pro rata portion of the aggregate bonus payment for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not terminated under our Executive Bonus Plan then in effect, and (c) continued coverage under our welfare and benefits plans for such employee and his dependents for a period of up to 18 months. The payments and benefits due under each change of control and severance agreement cannot be reduced by any compensation earned by the employee as a result of employment by another employer or otherwise. The payments are also not subject to any set-off, counterclaim, recoupment, defense or other right that we, Carrols or Carrols LLC may have against the employee.
The following table summarizes estimated benefits that would have been payable to Mr. Accordino if (1) the term of his employment agreement had not been renewed by us or Carrols LLC without cause; (2) his employment had been terminated on January 1, 2017 by us without cause or by him for good reason within 12 months of a change of control of us or such change of control is a result of (a) a binding agreement with respect to a change of control transaction was entered into during the term of his employment and (b) such change of control transaction occurs within 12 months after the date of termination of his employment; (3) his employment had been terminated on January 1, 2017 by us without cause or by him for good reason; (4) his employment had been terminated by us for cause or by him without good reason on January 1, 2017; (5) his employment had been terminated on January 1, 2017 by us due to disability; and (6) his employment had been terminated on January 1, 2017 due to death.

	Non-renewal of Employment Agreement Without Cause ($)	Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control ($)		Terminated Without Cause or by Employee for Good Reason More than 12 Months following a Change in Control (2)($)		Terminated For Cause or by Employee Without Good Reason ($)	Disability ($)		Death ($)
Severance	$813,420	$2,663,875	(1)	$1,781,856	(2)	$—	$2,440,260	(3)	$—
Bonus (4)	603,779	603,779		603,779		—	603,779		—
Accrued Vacation (5)	62,571	62,571		62,571		62,571	—		—
Welfare Benefits (6)	524,136	524,136		524,136		—	524,136		280,389
Deferred Compensation Plan	772,781	772,781		772,781		772,781	772,781		772,781
Equity (7)	—	2,497,752		2,497,752		—	—		2,497,752
Total	$2,776,687	$7,124,894		$6,242,875		$835,352	$4,340,956		$3,550,922
 _____________________________

(1)
Reflects a lump sum cash payment in an amount equal to 2.99 multiplied by the average of the sum of the base salary and the annual bonus paid under the Executive Bonus Plan or deferred in accordance with the Deferred Compensation Plan in the five calendar years prior to the date of termination, which we refer to as the “Five-Year Compensation Average”.

(2)	Reflects a lump sum cash payment in an amount equal to 2.00 multiplied by Mr. Accordino's Five Year Compensation Average.

(3)	Such amounts based on the base salary in effect at January 1, 2017 of $813,420 for Mr. Accordino, for a period of three years.

(4)
Reflects a lump sum cash payment in an amount equal to the pro rata portion of Mr. Accordino’s annual bonus under our Executive Bonus Plan for the year in which his employment is terminated. Amount represents the bonus earned by Mr. Accordino for the fiscal year ended January 1, 2017.

(5)	Amount represents four weeks of accrued but unpaid vacation as of January 1, 2017 based on the annual salary of $813,420 in effect at January 1, 2017 for Mr. Accordino.

(6)
Mr. Accordino's employment agreement requires continued coverage under our welfare and benefits plans for him and his eligible dependents for the remainder of their respective lives. The amount included in this table was actuarially determined based on the present value of future health care premiums paid for by us discounted at a rate of 4.11%.

(7)
The amount represents vesting of the outstanding shares of restricted stock held at January 1, 2017 based upon the closing price of our common stock on the last trading day of our 2016 fiscal year, December 30, 2016, which was $15.25.

The following table summarizes estimated benefits that would have been payable to each Named Executive Officer identified in the table if the employment of such Named Executive Officer had been terminated on January 1, 2017 by us without cause or by the Named Executive Officer for good reason within one year after a change of control; or if the employment of such Named Executive Officer had been terminated on January 1, 2017 by us without cause or by the Named Executive Officer for good reason prior to a change of control or more than one year after a change of control.

	Paul R. Flanders				Richard G. Cross				Timothy J. LaLonde				William E. Myers
	Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control ($)		Terminated Without Cause or by Employee for Good Reason Prior to a Change in Control or More Than One Year After a Change in Control ($)		Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control ($)		Terminated Without Cause or by Employee for Good Reason Prior to a Change in Control or More Than One Year After a Change in Control ($)		Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control ($)		Terminated Without Cause or by Employee for Good Reason Prior to a Change in Control or More Than One Year After a Change in Control ($)		Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control ($)		Terminated Without Cause or by Employee for Good Reason Prior to a Change in Control or More Than One Year After a Change in Control ($)
Severance	$643,522	(1)	$429,035	(3)	$465,210	(1)	$310,140	(3)	$379,928	(1)	$253,285	(3)	$387,687	(1)	$258,458	(3)
Bonus	308,777	(2)	308,777	(4)	143,697	(2)	143,697	(4)	136,071	(2)	136,071	(4)	128,891	(2)	128,891	(4)
Welfare Benefits (5)	37,135		37,135		18,025		18,025		40,233		40,233		46,392		46,392
Deferred Compensation Plan	—		—		—		—		77,278		77,278		—		—
Equity (6)	1,249,158		1,249,158		576,252		576,252		469,502		469,502		469,502		469,502
Total	$2,238,592		$2,024,105		$1,203,184		$1,048,114		$1,103,012		$976,369		$1,032,472		$903,243

(1)
Reflects a cash lump sum payment in an amount equal to 18 multiplied by the amount of the Named Executive Officer’s monthly base salary in effect at January 1, 2017 plus interest of 6.75% per annum (determined as the prime commercial rate established by the principal lending bank at January 1, 2017 of 3.75% plus 3%) until the time of payment which would be the fifth business day following the six month anniversary of termination.

(2)
Reflects an amount equal to the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which he would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan in effect at January 1, 2017. Such payment would be made no later than March 15th of the calendar year following the calendar year the Named Executive Officer’s employment is terminated.

(3)
Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at January 1, 2017 plus interest of 6.75% per annum (determined as the prime commercial rate established by the principal lending bank at January 1, 2017 of 3.75% plus 3%) until the time of payment which would be the fifth business day following the six month anniversary of termination.

(4)
Reflects an amount equal to the pro-rata portion of the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which the Named Executive Officer would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan in effect at January 1, 2017.

(5)
Reflects continued coverage of group term life and disability insurance and group health and dental plan coverage for such Named Executive Officer and his dependents for a period of 18 months based on rates in effect at January 1, 2017 without discounting.

(6)
All unvested shares of stock held by the Named Executive Officer will automatically vest. Unlike other payments in this table, the shares vest in accordance with the Carrols plan even if the Named Executive Officer’s employment is not terminated following a change of control (i.e. it is a “single trigger”). The amount is based on the unvested shares held by each Named Executive Officer at January 1, 2017 and the closing price of our common stock on the last trading day of our 2016 fiscal year, December 30, 2016, which was $15.25.

DIRECTOR COMPENSATION
We use a combination of cash and stock-based compensation to attract and retain qualified non-employee directors to serve on our board of directors. The members of the board of directors, except for any member who is an executive officer or employee, each receives a fee for serving on our board of directors or board committees. In March 2016, the Compensation Committee engaged the services of Pearl Meyer, an outside independent compensation consultant, to assist it with a review of the compensation for executive officers and directors of the Company. Based upon the report and recommendations received from Pearl Meyer and other findings, and the recommendations of the Compensation Committee, our board of directors made certain changes to director compensation, all of which were effective January 1, 2017. Non-employee directors receive compensation for board service as follows:

•
Annual retainer of $30,000 year for serving as a director with the exception of a non-executive chairman of the board of directors who would receive an annual retainer of $45,000. Effective January 1, 2017, the annual retainer for serving as a director is $60,000.

•
Attendance fees of an additional $2,000 for each board of directors meeting attended in person and $500 for each board of directors meeting attended telephonically or by videoconference. The chairman of the Audit Committee receives an additional fee of $10,000 per year and each other member of the Audit Committee receives an additional fee of $2,500 per year. Effective, January 1, 2017, the chairman of the Audit Committee receives an additional fee of $18,000 per year and each other member of the Audit Committee receives an additional fee of $7,500 per year. The chairman of the Compensation Committee receives an additional fee of $5,000 per year and each other member of the Compensation Committee receives an additional fee of $2,500 per year. Effective January 1, 2017, the chairman of the Compensation Committee receives an additional fee of $10,000 per year and each other member of the Compensation Committee receives an additional fee of $5,000 per year. The chairman of the Corporate Governance and Nominating Committee receives an additional fee of $2,500 per year and each other member of the Corporate Governance and Nominating Committee receives an additional fee of $1,500 per year. Effective January 1, 2017, the chairman of the Corporate Governance and Nominating Committee receives an additional fee of $5,000 per year and each other member of the Corporate Governance and Nominating Committee receives an additional fee of $3,000 per year. All directors will be reimbursed for all reasonable expenses they incur while acting as directors, including as members of any committee of the board of directors.

•
Pursuant to our 2006 Stock Incentive Plan as amended, on the date of our 2016 annual meeting of stockholders members of our board of directors, (except for any member who is an executive officer or employee and except for our two Class A directors) received a restricted stock award with an aggregate "fair market value" (as such term is defined in our 2006 Stock Incentive Plan as amended) of $25,000 on the date of grant.  Effective January 1, 2017, pursuant to the Carrols plan members of our board of directors, (except for any member who is an executive officer or employee and except for our two Class A directors) will receive an annual restricted stock award with an aggregate “fair market value” (as such term is defined in the Carrols plan) of $100,000 on the date of grant.

The following table summarizes the compensation we paid to our non-employee directors during the fiscal year ended January 1, 2017. Compensation information for Daniel T. Accordino, our Chairman of the board of directors, President and Chief Executive Officer, is set forth in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Award ($) (2)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
José E. Cil (3)	$36,500	$—	$—	$—	$—	$—	$36,500
Hannah S. Craven	43,500	25,010	—	—	—	—	68,510
Manuel A. Garcia III	43,000	25,010	—	—	—	—	68,010
Joel M. Handel	42,000	25,010	—	—	—	—	67,010
David S. Harris	52,500	25,010	—	—	—	—	77,510
Alexandre Macedo (3)	38,000	—	—	—	—	—	38,000

 ________________

(1)	The amounts listed in this column include the payment of annual retainers, additional fees for committee service, and attendance fees.

(2)
On June 10, 2016, Ms. Craven and Messrs. Garcia, Handel and Harris were each granted 2,035 restricted shares of common stock valued at $12.29 per share under the Carrols plan. The restricted shares of common stock vest and becomes non-forfeitable and one-fifth on the each anniversary of the award date, provided that, the participant has continuously remained a director of Carrols Restaurant Group. There were no forfeitures in 2016 by these persons. The amounts shown in this column represent the aggregate fair value of restricted common stock granted and approved by the Compensation Committee and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. See Notes 1 and 11 of the consolidated financial statements for the year ended January 1, 2017 included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2017.

(3)	Messrs. Cil and Macedo are Class A director designees of BKC pursuant to the terms of the Series A Preferred Stock. Amounts for Messrs. Cil and Macedo are paid directly to BKC.
The following table represents the number of unvested restricted stock awards held by each of our non-employee directors as of January 1, 2017.

Name	Outstanding Stock Awards
José E. Cil	—
Hannah S. Craven	16,349
Manuel A. Garcia III	23,855
Joel M. Handel	36,463
David S. Harris	39,373
Alexandre Macedo	—

PROPOSAL 2—APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A MAJORITY VOTING STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS

Our Corporate Governance and Nominating Committee and our board of directors voted unanimously to approve, and our stockholders are being asked to approve, an amendment to the Company’s Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") to implement a majority voting standard in uncontested elections of directors.

The affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock and Series A Preferred Stock (voting on an as converted basis), voting together as a single class, is required to approve the amendment to our Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors.

Our Restated Certificate of Incorporation currently provides that our directors are elected by a plurality vote of all votes cast at an annual meeting of stockholders. Under this plurality vote standard, the director nominees who receive the highest number of affirmative votes cast are elected as directors. Accordingly, a director nominee may be elected regardless of the percentage of votes cast for his or her election, even if the number of “withheld” votes exceeds the number of “for” votes.

The proposed amendment to our Restated Certificate of Incorporation would eliminate the plurality vote standard in an uncontested election of directors and would require that a director nominee be elected by the affirmative vote of a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present. Accordingly, a nominee for director would be elected if the nominee obtains more “for” than “against” votes. Abstentions would not be counted as votes cast for or against a candidate. If, however, the number of nominees exceeds the number of directors to be elected (a "contested election"), the proposed amendment provides that directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors and nominees receiving the greatest number of votes will be elected.

Stockholders of many public companies have recently urged that directors be required to receive a majority of the votes cast in favor of their election, rather than be elected under the plurality voting standard. In response, a number of public companies have adopted charter and/or bylaw provisions requiring a majority vote standard, or a bylaw or policy requiring a director who does not receive such a majority to submit his or her resignation from the board. A majority vote standard allows stockholders to register dissent by voting “against” director nominees in uncontested elections. In such elections, a nominee will not be elected or re-elected if the votes “against” his or her election exceeds the votes “for” his or her election.

At our 2016 Annual Meeting of Stockholders, stockholders approved a non-binding proposal submitted by a stockholder that requested our board of directors to initiate a process to amend our Restated Certificate of Incorporation and/or bylaws to provide that director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders, with a plurality vote standard retained for contested director elections. Our board of directors did not make a recommendation to stockholders either in favor of or opposed to this proposal, as the board of directors recognized that there were valid arguments in favor of, and in opposition to, majority voting. Instead, our board of directors wanted to use this proposal as an opportunity for stockholders to express their views on this subject.

After its further evaluation of a majority vote standard in uncontested elections, and in order to be responsive to our stockholders, our Corporate Governance and Nominating Committee and our board of directors determined that it is in the best interests of our Company and our stockholders to implement a majority vote standard in uncontested elections of directors. Our Corporate Governance and Nominating Committee and our board of directors believes, however, that the plurality vote should continue to apply in contested elections of directors.

The implementation of the majority vote standard requires an amendment to our Restated Certificate of Incorporation. This amendment consists of replacing certain language in Section (A) of Article NINTH of our Restated Certificate of Incorporation, which refers to plurality voting, and substituting alternative language that provides for a majority vote standard in uncontested elections of directors. The text of the proposed amendment to our Restated Certificate of Incorporation is attached as Annex A to this Proxy Statement. If approved by our stockholders, this amendment will become effective upon the filing of such certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (which is expected to occur promptly following the meeting).

Our Corporate Governance and Nominating Committee and our board of directors also approved an amendment to our Amended and Restated Bylaws, as amended, (the "Bylaws") to provide for a majority standard in uncontested director elections. However, as noted above, a plurality standard will continue to apply in the event of a contested election of directors. The amendment to the Bylaws would also require, in an uncontested election, that an incumbent director who does not receive a majority of votes cast for his or her election promptly tender his or her resignation to the board of directors. Within 90 days of the date of certification of the election results, the board of directors must decide whether to accept the tendered resignation, or whether other action should be taken.

The amendment to our Bylaws will be effective upon the amendment of our Restated Certificate of Incorporation. The new majority vote standard would then be applicable to the election of directors beginning at our 2018 Annual Meeting of Stockholders (if uncontested).

If our stockholders do not approve the amendment to our Restated Certificate of Incorporation to implement a majority vote standard in uncontested director elections, the corresponding amendment to our Bylaws discussed above will not be implemented.
Our board of directors recommends that you vote "FOR" the approval of the amendment to the Restated Certificate of Incorporation to implement a majority voting standard in uncontested director elections. Proxies received in response to this solicitation will be voted FOR the approval of the amendment to the Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors unless otherwise specified in the proxy.
PROPOSAL 3—ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT UNDER "EXECUTIVE COMPENSATION"

At the Company’s 2014 annual meeting of stockholders, our stockholders approved the compensation of our named executive officers and indicated their preference that we should seek future advisory (non-binding) votes every three years on such executive compensation. Based on the recommendation of the board of directors in the Company’s 2014 proxy statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company determined to hold an advisory vote on executive compensation every three years.

We are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in this Proxy Statement under “Executive Compensation” in accordance with the rules of the SEC.
The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of encouraging and rewarding executives to contribute to the achievement of the Company's business objectives and to attract, retain and motivate talented executives to perform at the highest level and contribute significantly to the Company's success. The programs are intended to align the interests of our Named Executive Officers with those of our stockholders to provide a balanced mix of short-term and long-term compensation elements, and reward the achievement of performance measures that are directly related to the Company's financial goals.
The Compensation Committee believes that the amounts of 2016 actual total compensation for the Named Executive Officers are consistent with these objectives. The compensation of the Named Executive Officers is described in the Compensation Discussion and Analysis, the related compensation tables, notes and narrative in this Proxy Statement. The Compensation Discussion and Analysis section and the accompanying tables and narrative provide a comprehensive review of the Company's executive compensation program and its elements, objectives and rationale. Stockholders are urged to read this disclosure before voting on this proposal.
We are asking our stockholders to indicate their support for our Named Executive Officers' compensation as described in this Proxy Statement under "Executive Compensation." Accordingly, we will ask our stockholders to vote "FOR" the following non-binding resolution at the meeting. For the reasons stated above, the board is requesting approval of the following non-binding resolution:

RESOLVED, that the stockholders of the Carrols Restaurant Group, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2017 Annual Meeting of Stockholders.
The advisory resolution will be considered approved if it receives an affirmative vote of the majority of the shares present at the meeting and entitled to vote on the subject matter. The stockholder vote on this proposal will be non-binding on the Company and the board. However, the board and the Compensation Committee value the opinions that the stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.

The board of directors recommends a vote FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under "Executive Compensation". Proxies received in response to the solicitation will be voted FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under "Executive Compensation" unless otherwise specified in the proxy.

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY STOCKHOLDER VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

This proposal enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC's compensation disclosure rules, such as Proposal 3 included in this Proxy Statement. By voting on this proposal, stockholders may indicate on a non-binding and advisory basis, whether they would prefer an advisory vote on the Named Executive Officers' compensation once every one, two, or three years.
After careful consideration of this proposal, our board of directors has determined that an advisory vote on the compensation of the Company's Named Executive Officers that occurs every year is the most appropriate alternative for the Company, and therefore recommends that you vote for an annual advisory vote on the compensation of the Company's Named Executive Officers.
We understand that stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal. Pursuant to this advisory vote on the frequency of future advisory votes on the compensation of the Company's Named Executive Officers, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instructions: one year, two years, three years, or abstain. Stockholders are not voting to approve or disapprove the board's recommendation. To the extent one frequency receives the highest vote of the shares present at the meeting and entitled to vote on the subject matter, such frequency will be deemed approved by the stockholders. However, the vote is non-binding on the board of directors. Although non-binding, the board and the Compensation Committee will carefully review the voting results. Notwithstanding the board's recommendation and the outcome of the stockholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
The board of directors recommends stockholders vote to conduct future advisory votes on the compensation of the Company's Named Executive Officers EVERY YEAR.

PROPOSAL 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit and report upon the consolidated financial statements of the Company for the fiscal year ending December 31, 2017. Although stockholder ratification of the board’s action in this respect is not required, the board’s considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2017.
A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if so desired and is expected to be available to respond to appropriate questions from stockholders.

The majority of the shares present at the meeting and entitled to vote on the subject matter is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2017.
The board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2017. Proxies received in response to this solicitation will be voted FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2017 unless otherwise specified in the proxy.
Fees for Professional Services
The following table sets forth the aggregate fees billed to us for the fiscal years ended January 1, 2017 and January 3, 2016 by our independent registered public accounting firm, Deloitte & Touche LLP:

	Year Ended
	January 1, 2017	January 3, 2016
	(Amounts in thousands)
Audit Fees (1)	$930	$940
Audit-Related Fees (2)	9	99
Total Audit and Audit Related Fees	939	1,039
Tax Fees (3)	11	1
All Other Fees	—	—
Total	$950	$1,040

 ________________

(1)
Audit fees represents the aggregate fees billed or to be billed for professional services rendered for the audit of our annual consolidated financial statements, review of interim quarterly financial statements included in our quarterly reports on Form 10-Q, and for the effectiveness of our internal controls over financial reporting.

(2)
Audit related fees shown include fees for assurance and related services that are traditionally performed by independent auditors. This includes due diligence related to mergers and acquisitions, and consulting on financial accounting/reporting standards.

(3)	The aggregate tax fees billed for professional services rendered for tax consulting and compliance.
Policy on Audit Committee Pre-Approval of Services Provided by Deloitte & Touche LLP
The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm, other than de minimis non-audit services, and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Audit Committee; provided, however, the decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Incorporation By Reference
A copy of the our Annual Report on Form 10-K and all of the exhibits attached for the fiscal year ended January 1, 2017, as filed with the SEC and amended, may be obtained from www.proxyvote.com or the SEC’s website at www.sec.gov. In addition, upon written request, we will send a complete copy of the Annual Report on Form 10-K as instructed on the Notice or below under “Other Matters.”
Other Matters
Stockholder proposals intended for inclusion in our proxy statement relating to the Annual Meeting of Stockholders in 2018 must be received by us no later than December 28, 2017. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2018 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company on or prior to March 13, 2018 and certain other conditions of the applicable rules of the SEC are satisfied. Under our Bylaws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled Annual Meeting of Stockholders to be held in 2018, including nominations for election as directors of persons other than nominees of the board of directors, must be received not more than 120 days prior to the 2018 Annual Meeting and no later than the later of (i) the close of business on the 90th day prior to the 2018 Annual Meeting of Stockholders and (ii) the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting of Stockholders is first made by us. Such proposals must comply with the procedures outlined in our Bylaws, which may be found on our website www.carrols.com or a copy of which is available upon request from the Secretary of the Company, 968 James Street, Syracuse, New York 13203.
We will bear the cost of preparing, assembling and mailing the notice and, if requested, the form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation and all costs associated with the SEC rule that allows us to deliver our proxy materials to stockholders via the Internet. In addition to solicitation of proxies by use of the Internet, telephone and mail, our directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) may solicit the return of proxies by telephone, telegram or personal interview.
We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the notice to their principals and to request instructions for voting the proxies. We may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.
COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 1, 2017, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO WILLIAM E. MYERS, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, CARROLS RESTAURANT GROUP, INC., 968 JAMES STREET, SYRACUSE, NEW YORK 13203, OR ORAL REQUEST TO MR. MYERS AT 315-424-0513.
Our board of directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.
 WE ENCOURAGE YOU TO AUTHORIZE YOUR PROXY ELECTRONICALLY BY GOING TO THE WEBSITE WWW.PROXYVOTE.COM OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR NOTICE AND PROXY CARD. PLEASE HAVE YOUR NOTICE OR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, SIMPLY MARK YOUR PROXY CARD, AND THEN DATE, SIGN AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By order of the Board of Directors,

WILLIAM E. MYERS,
Vice President, General Counsel and Secretary
968 James Street
Syracuse, New York 13203
, 2017

Annex A

Amendment to Restated Certificate of Incorporation of Carrols Restaurant Group, Inc.

Section (A) of Article NINTH of the Certificate of Incorporation is hereby amended in its entirety by inserting the following in lieu thereof:
"(A) The business and affairs of the Corporation shall be managed by or under the direction of the Board which shall consist of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by an affirmative vote of a majority of the Board. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. Class I directors shall be originally elected for a term expiring at the first annual meeting of stockholders occurring after the Effective Time, Class II directors shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders. At each such succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected by an affirmative vote of a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In an election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee must exceed 50% of the votes cast with respect to such nominee (excluding abstentions). If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board that results from an increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification or removal from office or any other cause shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill a vacancy in the Board resulting from death, resignation, disqualification or removal from office or any other cause shall have the same remaining term as that of his predecessor. Directors may be removed only for cause, and either by majority of the entire Board or the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of the outstanding Voting Stock, voting together as a single class."

CARROLS RESTAURANT GROUP, INC.
ATTN: PAUL R. FLANDERS, VP/CFO
968 JAMES STREET
SYRACUSE, NY 13203

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E27650-P91602 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

CARROLS RESTAURANT GROUP, INC.

The Board of Directors recommends that you vote "FOR" proposals 1, 2, 3 and 5.

	For All	Withhold All	For All Except
Vote on Class II Directors	☐	☐	☐

1. To elect as Class II directors of Carrols Restaurant Group, Inc., the nominees below:

Nominees:

01) Hannah S. Craven
02) Lawrence E. Hyatt

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

6. In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends you vote 1 YEAR on proposal 4.

	3 Years	2 Years	1 Year	Abstain
4. To select, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no such direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 5, and for ONE YEAR on proposal 4.** If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

These items of business are more fully described in the Proxy Statement. Only stockholders of record on April 13, 2017, may vote at the meeting or any adjournment thereof. To vote by Internet, go to www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

CARROLS RESTAURANT GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 8, 2017

9:00 A.M. EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

E27651-P91602

CARROLS RESTAURANT GROUP, INC.
PROXY FOR HOLDERS OF COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder hereby appoints Paul R. Flanders and William E. Myers, or either of them, as proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARROLS RESTAURANT GROUP, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. EDT on Thursday, June 8, 2017, at Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203 and any adjournment or postponement thereof. Only stockholders of record on April 13, 2017, may vote at the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 5, AND FOR ONE YEAR ON PROPOSAL 4.

Continued and to be signed on reverse side

V.1.1

*** Exercise Your *Right* to Vote ***

CARROLS RESTAURANT GROUP, INC.

CARROLS RESTAURANT GROUP, INC.
ATTN: PAUL R. FLANDERS, VP/CFO
968 JAMES STREET
SYRACUSE, NY 13203

E27672-P91602

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 13, 2017
Date: June 8, 2017 **Time:** 9:00 A.M. EDT
Location: Carrols Restaurant Group, Inc.
968 James Street
Syracuse, NY 13203

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   10-K WRAP

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 25, 2017 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E27673-P91602

Voting Items

The Annual Meeting of Stockholders will be held on Thursday, June 8, 2017 at 9:00 A.M. EDT at Carrols Restaurant Group, Inc., 968 James Street, Syracuse, New York 13203 for the following purposes:

The Board of Directors recommends that you vote FOR proposals 1, 2, 3 and 5.

1. To elect as Class II directors of Carrols Restaurant Group, Inc., the nominees below:

   Nominees:

   01) Hannah S. Craven
   02) Lawrence E. Hyatt

The Board of Directors recommends you vote 1 YEAR on proposal 4.

6. In their discretion, upon such other matters as may properly come before the meeting.

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no such direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 5, and for 1 YEAR on proposal 4.** If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

These items of business are more fully described in the Proxy Statement. Only stockholders of record on April 13, 2017, may vote at the meeting or any adjournment thereof. To vote by Internet, go to www.proxyvote.com.

E27674-P91602